UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Dick’s Sporting Goods, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 6, 2007

To our Stockholders:

The 2007 annual meeting of stockholders of Dick’s Sporting Goods, Inc., a Delaware corporation (the “Company”), will be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, (724) 899-1234, June 6, 2007, beginning at 1:30 p.m. local time. At the meeting, the holders of the Company’s issued and outstanding Class B common stock and common stock will act on the following matters:

(1) Election of three (3) Class B Directors, each for terms that expire in 2010 and one (1) Class A Director for a term that expires in 2009;

(2) Approval of the Company’s Amended and Restated Employee Stock Purchase Plan; and

(3) Any other matters that properly come before the meeting.

All holders of record of shares of Dick’s Sporting Goods’ Class B common stock and common stock (NYSE: DKS) at the close of business on April 16, 2007 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

A list of stockholders entitled to vote at the meeting may be examined by any stockholder, for any purpose germane to the meeting, at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275 beginning on May 25, 2007.

By order of the Board of Directors,

Edward W. Stack
Chairman of the Board

May 3, 2007
Pittsburgh, PA

i

ITEM 2 — APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN	37
Amended and Restated Employee Stock Purchase Plan	37
Plan Benefits	38
Equity Compensation Plans	39
OTHER MATTERS	39
ADDITIONAL INFORMATION	39
APPENDIX A	A-1

ii

300 Industry Drive, RIDC Park West
Pittsburgh, Pennsylvania 15275

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of stockholders of Dick’s Sporting Goods, Inc., a Delaware corporation, to be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, (724) 899-1234, June 6, 2007, beginning at 1:30 p.m. local time, and at any postponements or adjournments thereof. This proxy statement is being mailed to stockholders on or about May 3, 2007.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of three (3) Class B Directors and one (1) Class A Director, approval of the Amended and Restated Employee Stock Purchase Plan and to act on any other matter to properly come before the meeting. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 16, 2007, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting or any postponements or adjournments of the meeting.

What are the voting rights of the holders of Dick’s Sporting Goods common stock and Class B common stock?

Holders of our common stock and Class B common stock have identical rights, except that holders of the common stock are entitled to one (1) vote for each share held of record and holders of Class B common stock are entitled to ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of common stock and Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may be required by Delaware law.

Who can attend the meeting?

Subject to space availability, all common stockholders and Class B stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 1:00 p.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of record of the issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, permitting the meeting to conduct its business. As of the record date, April 16, 2007, 40,673,760 shares of common stock representing the same number of votes and 13,283,840 shares of Class B common stock representing 132,838,400 votes were issued and outstanding. Thus, the presence of the holders of common stock or Class B common stock or the combination thereof representing at least 86,756,081 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting to establish a quorum, but will not be deemed a vote cast with respect to the matters to be acted upon at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change or revoke my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change or revoke your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of Class B Directors and Class A Director (see Item 1); and

•	for approval of the Amended and Restated Employee Stock Purchase Plan (see Item 2).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items.  For any other item, including approval of the Amended and Restated Employee Stock Purchase Plan, the affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

We are a controlled Company under the New York Stock Exchange rules.

Because as of March 1, 2007, Edward W. Stack, our Chairman and Chief Executive Officer, controlled approximately 68% of the combined voting power of our common stock and Class B common stock, we are a “controlled company” under the New York Stock Exchange’s Corporate Governance Standards, and we have chosen to take advantage of all of the exemptions available to “controlled companies” under Section 303A of the New York Stock Exchange Corporate Governance Standards.

STOCK OWNERSHIP

Who are the largest owners of the Company’s stock?

Based on a review of filings with the Securities and Exchange Commission (the “SEC”) and information known to us about our Class B common stock, the following are the non-management beneficial holders of more than 5% of the outstanding shares of Dick’s Sporting Goods, Inc. (i) common stock (or Class B common stock that is convertible into more than 5% of the outstanding shares of our common stock) or (ii) Class B common stock, as of December 31, 2006 (the date on which holders of more than 5% of our outstanding common stock report their ownership):

				Percentage
		Amount and Nature	Percentage	of Class B
	Name and Address	of Beneficial	of Common	Common
Title of Class	of Beneficial Owner	Ownership(5)	Stock(6)	Stock(6)

Common Stock	Ronald Baron and Baron Capital Group, Inc.(1) 767 Fifth Avenue, New York, NY 10153	4,425,900 shares of common stock(1)	11.30%	—

Common Stock	Stephen F. Mandel, Jr. and Lone Pine Associates LLC(2) Two Greenwich Plaza, Greenwich, CT 06830	2,339,410 shares of common stock shared power to vote and direct disposition(2)	6.00%	—

Common Stock	AXA Financial, Inc.(3) 1290 Avenue of the Americas New York, NY 10104	2,880,715 shares of common stock(3)	7.35%	—

Common Stock	BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	2,448,329 shares of common stock shared power to vote and direct disposition(4)	6.25%	—

Class B Common Stock	Frederick C. Heichemer & Nancy M. Heichemer c/o Dick’s Sporting Goods, Inc. 300 Industry Drive, RIDC Park West Pittsburgh, PA 15275	700,000 shares of Class B common stock shared voting and dispositive power	(7)	5.19%

Class B Common Stock	Kim Myers c/o Dick’s Sporting Goods, Inc. 300 Industry Drive, RIDC Park West Pittsburgh, PA 15275	869,905 shares of Class B common stock sole power to vote and direct disposition	(7)	6.45%

(1)	Of the shares beneficially owned, the beneficial owner has sole power to vote and direct disposition with respect to 50,000 shares, and has shared voting and dispositive power with respect to 4,375,900 shares of common stock. Amount includes 4,425,900 shares of common stock owned by Baron Capital Group, Inc., 4,154,300 shares of common stock owned by BAMCO, Inc., 271,600 shares of common stock owned by Baron Capital Management, Inc. and 2,500,000 shares of common stock owned by Baron Growth Fund. BAMCO and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group. Baron Growth Fund is an advisory client of BAMCO, Inc. Ronald Baron owns a controlling interest in Baron Capital Group. Share ownership amounts are based on figures set forth in Amendment No. 2 to Schedule 13G filed by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Growth Fund and Ronald Baron filed on February 14, 2007.

(2)	Includes 34,566 shares of common stock owned by Lone Spruce, L.P., 75,860 shares of common stock owned by Lone Balsam, L.P., 63,376 shares of common stock owned by Lone Sequoia, L.P., 697,232 shares of common stock owned by Lone Cascade, L.P., 58,034 shares of common stock owned by Lone Sierra, L.P., 173,802 shares of common stock owned by Lone Pine Associates LLC, 755,266 shares of common stock owned by Lone Pine Members LLC and 1,410,342 shares of common stock owned by Lone Pine Capital LLC. Lone Pine Associates LLC is the general partner of Lone Balsam, L.P., Lone Sequoia, L.P., and Lone Spruce, L.P., and has the power to direct the affairs of each, including decisions respecting the disposition of the proceeds from the sale of shares. Lone Pine Members, LLC, the general partner of Lone Cascade, L.P. and Lone Sierra, L.P., has the power to direct the affairs of each, including decisions respecting the dispositions of the proceeds from the sale of the shares. Stephen F. Mandel, Jr. is the Managing Member of each of Lone Pine Associates LLC, Lone Pine Members LLC and Lone Pine Capital LLC and in that capacity directs their operations. Share ownership amounts are based on figures set forth in the Schedule 13G/A filed by Mr. Mandel, Jr., Lone Spruce, L.P., Lone Balsam, L.P., Lone Sequoia, L.P., Lone Cascade, L.P., Lone Sierra, L.P., Lone Pine Associates LLC, Lone Pine Members LLC, and Lone Pine Capital LLC on February 14, 2007.

(3)	Of the shares beneficially owned, the beneficial owner is deemed to have sole power to vote or to direct the vote with respect to 1,948,231 shares, and is deemed to have sole power to dispose or to direct the disposition with respect to 2,880,715 shares. Amount includes 2,880,715 shares of common stock owned by AXA Assurances I.A.R.D. Mutuelle, 2,880,715 shares of common stock owned by AXA Assurances Vie Mutuelle, 2,880,715 shares of common stock owned by AXA Courtage Assurance Mutuelle, 2,880,715 shares of common stock owned by AXA, and 2,825,515 shares of common stock owned by AXA Financial, Inc. AXA Financial, Inc., is a subsidiary of AXA, and AXA Assurances I.A.R.D Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, as a group, control AXA, and act as a parent holding company with respect to the holdings of AXA Rosenberg Investment Management LLC. AXA Financial, Inc. acts as a parent holding company with respect to the holdings of AllianceBernstein L.P., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and AXA Equitable Life Insurance Company, an insurance company and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Share ownership amounts are based on figures set forth in Schedule 13G filed by AXA Financial, Inc. AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA filed on February 14, 2007.

(4)	BlackRock, Inc. is a parent holding company for a number of investment management subsidiaries. The following subsidiaries of BlackRock, Inc. are investment advisors which hold shares of our common stock: BlackRock Advisors LLC, BlackRock Capital Management, Inc., BlackRock Investment Management LLC, BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, BlackRock Investment Management UK Ltd and State Street Research & Management Co. Share ownership amounts are based on figures set forth in Schedule 13G filed by BlackRock, Inc. and its subsidiaries on February 14, 2007.

(5)	A person has beneficial ownership of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or convertible securities that are presently exercisable or will become exercisable within 60 days of December 31, 2006. The shares listed in this table above include shares issuable upon the exercise of options or other rights that are exercisable or will become exercisable within 60 days of December 31, 2006.

(6)	As of December 31, 2006, there were 39,168,694 shares of our common stock outstanding and 13,482,940 shares of Class B common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying options or convertible securities (such as our Class B common stock) that the stockholder is considered to beneficially own. Shares of common stock underlying options or convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ.

(7)	Less than 5%.

How much stock do the Company’s directors, nominees and executive officers own?

The following table shows the amount of Dick’s Sporting Goods common stock and Class B common stock beneficially owned (unless otherwise indicated) by our directors, nominees for director, the executive officers named in the Summary Compensation Table below and the directors and executive officers as a group. Except as otherwise indicated, all information is as of March 1, 2007.

A person has beneficial ownership of shares if he or she has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by the SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or will become exercisable within 60 days of March 1, 2007. The shares listed in this table below include shares of common stock issuable upon the exercise of options or other rights that are exercisable or will become exercisable within 60 days of March 1, 2007.

	Shares Beneficially Owned
	Number				Percent(12)		Voting
Name of Beneficial Owner	Common Stock		Class B		Common Stock	Class B	Power

Executive Officers, Nominees and Directors
Edward W. Stack	2,177,500	(1)	11,747,790	(2)	25.94% (includes Class B common shares owned by Mr. Stack)(12)	87.71%	67.64%
William J. Colombo	695,303	(3)	—		1.72%	—	*
William R. Newlin	529,630	(4)	—		1.31%	—	*
Michael F. Hines	159,385	(5)	—		*	—	*
Gwen K. Manto	15,625	(6)	—		*	—	*
Emanuel Chirico	30,000	(7)	—		*	—	*
David I. Fuente	101,500	(8)	—		*	—	*
Walter Rossi	327,600	(9)	—		*	—	*
Lawrence J. Schorr	171,076	(10)	—		*	—	*
Brian J. Dunn	—		—		—	—	—
Larry D. Stone	—		—		—	—	—
All Executive Officers and Directors as a group (9 persons)	4,207,619	(11)	11,747,790		30.81%	87.71%	69.44%

*	Percentage of shares of common stock beneficially owned does not exceed one percent (1%).

(1)	Includes 2,171,500 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 1, 2007. Also includes 5,000 shares held by Mr. Stack’s minor children. Mr. Stack disclaims beneficial ownership of those securities, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for the purposes of Section 16 under the Securities Exchange Act of 1934. Pursuant to an agreement dated December 2, 2002, Mr. Stack provided his brother Martin Stack an option exercisable for common stock owned by Mr. Stack which may range from 290,000 to 669,900 shares. The option is exercisable on or before December 2, 2007 and at 75% of the then per share market price on the date of exercise. Market price for the purposes of that agreement means the mean between the high and low prices of the common stock on the national securities exchange on the day on which the option is exercised, if the common stock is then being traded on a national securities exchange, and if the common stock is then being traded on such an exchange but there are no sales on such day, the market price shall be deemed to be the mean between the high and low prices of the common stock on the national securities exchange on the day on which the most recent sales occurred prior to the date of exercise; and if the common stock is not then traded on such an exchange, then the market price shall be deemed to be the mean between the high and low bid and asked prices for the common stock on the over-the-counter market on the day on which the option is exercised.

(2)	Includes 385,100 shares of Class B Common Stock held by Richard T. Stack, over which Edward W. Stack maintains sole voting power. Amount also includes 250,000 shares which have been pledged by Edward W. Stack in connection with a loan facility established in January of 2007.

(3)	Includes 585,759 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 1, 2007. Also includes 1,200 shares held by Mr. Colombo’s children. Mr. Colombo disclaims beneficial ownership of those securities, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for the purposes of Section 16 under the Securities Exchange Act of 1934.

(4)	Includes 524,000 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of March 1, 2007. Also includes 3,040 shares held by Mr. Newlin’s spouse. Mr. Newlin disclaims beneficial ownership of those securities, and the inclusion of such shares shall not be an admission that the reporting person is the beneficial owner for the purposes of Section 16 under the Securities Exchange Act of 1934.

(5)	Includes 75,125 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 1, 2007.

(6)	Includes 15,625 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 1, 2007.

(7)	Includes 30,000 shares of common stock issuable upon the exercise of options that were exercisable within 60 days of March 1, 2007.

(8)	Includes 88,400 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 1, 2007.

(9)	Includes 315,300 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 1, 2007.

(10)	Includes 135,750 shares of common stock issuable upon exercise of options that were exercisable within 60 days of March 1, 2007.

(11)	A total of 3,941,459 shares of common stock are issuable upon the exercise of options for all nine (9) executive officers and directors as a group within 60 days of March 1, 2007.

(12)	As of March 1, 2007, there were 39,770,657 shares of common stock outstanding and 13,393,840 shares of Class B common stock outstanding. To calculate an individual director or executive officer’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying options or convertible securities (such as our Class B common stock) that the director or executive officer is considered to beneficially own. Shares of common stock underlying options or convertible securities held by other directors, executive officers and stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our directors and executive officers may differ.

Section 16(a) Beneficial Ownership Reporting Compliance.

The Company’s directors and its executive officers are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of filings with the SEC and written representations that no other reports were required to be filed, we believe that all of our directors and executive officers complied during the Company’s 2006 fiscal year with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

ITEM 1 — ELECTION OF DIRECTORS

The Board is divided into three (3) classes, each containing as nearly as possible an equal number of directors. The current term of office of our Class B Directors expires at the 2007 annual meeting while the Class C Directors expires at the 2008 annual meeting and the Class A Directors expires at the 2009 annual meeting. Upon recommendation by the Governance and Nominating Committee of the Board of Directors, the Board of Directors proposes that the following nominees, Emanuel Chirico (a Class B Director), Walter Rossi (a Class B Director) and Brian J. Dunn (a newly nominated director) be elected for new terms of three (3) years and that Larry D. Stone (a newly nominated director) be elected for a term of two (2) years and until their successors are duly elected and qualified as Class B or Class A Directors, respectively. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Directors Standing for Election.

The directors standing for election at the annual meeting are:

Emanuel Chirico, 49, has served on the Board since December 2003. On June 14, 2005, Mr. Chirico became a director of the Phillips-Van Heusen Corporation (apparel and footwear company listed on the NYSE) and was named its Chief Executive Officer on February 27, 2006. Previously, Mr. Chirico had been Phillips-Van Heusen’s President and Chief Operating Officer since June of 2005. Mr. Chirico had been the Executive Vice President and Chief Financial Officer of Phillips-Van Heusen Corporation from 1999 until June 2005. From 1993 until 1999, Mr. Chirico was Phillips-Van Heusen Corporation’s controller. Prior to that, he was a partner at Ernst & Young LLP. Mr. Chirico’s current term of office as a Class B Director expires at the 2007 annual meeting.

Walter Rossi, 64, has served on the Board since 1993.  In 2004, Mr. Rossi became a director of Guitar Center, Inc. (a retailer of musical instruments listed on Nasdaq). Mr. Rossi formerly served as Chief Executive Officer of Naartjie Custom Kids, Inc. (a children’s apparel retailer), Chief Executive Officer of Home Express (a retailer of home furnishings), Chairman of the Retail Group at Phillips-Van Heusen Corporation (apparel and footwear company listed on the NYSE) and Chairman and Chief Executive Officer of Mervyn’s (a department store chain). Mr. Rossi’s current term of office as a Class B Director expires at the 2007 annual meeting.

Brian J. Dunn, 46, has been employed by Best Buy Co., Inc. (a technology and entertainment products retailer listed on the NYSE) since 1985. He has served as President and Chief Operating Officer of Best Buy since February 26, 2006, overseeing more than 800 stores in the United States and Canada as well as several corporate groups that directly support Best Buy’s stores. Mr. Dunn is also responsible for overseeing the merchandising, customer centricity, services and small business functions of Best Buy. Prior to this appointment as President and Chief Operating Officer, Mr. Dunn served as the company’s President — Retail, North America from 2004 to 2006. From 2002 to 2004, Mr. Dunn served as Executive Vice President — Best Buy U.S. Retail.

Larry D. Stone, 55, has served as President and Chief Operating Officer for Lowe’s Companies Inc. (a home improvement retailer listed on the NYSE) since December 2006, and before that served as Senior Executive Vice President Merchandising/Marketing since 2005. Mr. Stone served as Senior Executive Vice President Store Operations for Lowe’s from 2003 to 2005, and from 2001 to 2003, served as Executive Vice President, Store Operations.

The Board of Directors unanimously recommends that the stockholders vote “For” the persons nominated by the Board as Class B and Class A Directors.

Other Directors Not Standing for Election at this Meeting.

Other than the current nominees, the four (4) remaining members of the Board of Directors who served during fiscal 2006 will continue to serve as members of our Board. Our other directors who will serve after the 2007 annual meeting are:

William J. Colombo, 51, became our President and a board member in 2002 in addition to being Chief Operating Officer. From late in 1998 to 2000, Mr. Colombo served as President of dsports.com LLC, our internet commerce subsidiary. Mr. Colombo served as Chief Operating Officer and an Executive Vice President from 1995 to 1998. Mr. Colombo joined us in 1988. From 1977 to 1988, he held various field and district positions with J.C. Penney Company, Inc. (a retailing company listed on the NYSE). He is also on the board of directors of Gibraltar Industries (a leading processor, manufacturer and provider of high value-added, high margin steel products and services listed on Nasdaq). Mr. Colombo’s term as a Class A Director expires at the 2009 annual meeting.

David I. Fuente, 61, has served on the Board since 1993. Mr. Fuente is currently a member of the board of Office Depot, Inc. (an office supply retailer listed on the NYSE) and was Chairman of Office Depot from 1987 to 2001 and its Chief Executive Officer from 1987 to 2000. He currently serves as a director for Ryder System, Inc. (a truck leasing and logistics company listed on the NYSE). Mr. Fuente’s term as a Class A Director expires at the 2009 annual meeting.

Edward W. Stack, 52, has served as our Chairman and Chief Executive Officer since 1984 when the founder and Edward Stack’s father, Richard “Dick” Stack, retired from our then two store chain. Mr. Edward Stack has served us full time since 1977 in a variety of positions, including President, Store Manager and Merchandise Manager. Mr. Stack’s current term of office as a Class C Director expires at the 2008 annual meeting.

Lawrence J. Schorr, 53, has served on the Board since 1985. Mr. Schorr currently serves as Chief Executive Officer of Boltaron Performance Products, LLC (formerly, Empire Plastics, Inc.) (a privately owned plastics manufacturing company) and as co-managing partner of the law firm of Levene, Gouldin and Thompson LLP. Mr. Schorr has held both of these positions for the last five years. He previously was President of RRT-Recycle America, a subsidiary of WMX Technologies, Inc. He formerly served in the same position for Resource Recycling Technologies, Inc. (a solid waste material management company listed on the American Stock Exchange). Prior to that he served as a partner in the law firm of Levene, Gouldin and Thompson LLP. Mr. Schorr’s term as a Class C Director expires at the 2008 annual meeting.

How are directors compensated?

Director Compensation — 2006

					Change in
					Pension Value
					and Non-
				Non-Equity	qualified
	Fees Earned or	Stock		Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Option Awards	Compensation	Compensation	Compensation
Name(1)	($)	($)	($)(2)(3)	($)	Earnings	($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Emanuel Chirico	$99,750	—	$113,444	—	—	—	$213,194
David I. Fuente	$90,500	—	$201,833	—	—	—	$292,333
Walter Rossi	$71,000	—	$201,833	—	—	—	$272,833
Lawrence J. Schorr	$100,250	—	$201,833	—	—	—	$302,083

(1)	Mr. Stack and Mr. Colombo are members of the Board of Directors of the Company. Each of Mr. Stack and Mr. Colombo’s compensation is reported in the Summary Compensation Table and the other tables set forth herein. As employees of the Company, neither Mr. Stack nor Mr. Colombo receive any additional compensation in connection with their service on the Board of Directors of the Company.

(2)	The values set forth in this column represents the dollar amount recognized for financial statement reporting purposes in fiscal 2006 for the fair value of stock options granted to each director in 2006 and in prior fiscal years, in accordance with FAS 123R. A discussion of the relevant assumptions made in the valuation may be found in the “Stock-Based Compensation” section of Note 1 of the footnotes to the Company’s financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

The aggregate number of shares underlying Company option awards outstanding as of February 3, 2007 for each director is: Emanuel Chirico, 50,000; David I. Fuente, 103,400; Walter Rossi, 330,300; and Lawrence J. Schorr, 150,750.

(3)	The aggregate grant date fair value for those options awarded to each director set forth above in the fiscal year ended February 3, 2007, computed in accordance with FAS 123R was $161,800. A discussion of the relevant assumptions made in the valuation may be in the “Stock-Based Compensation” section of Note 1 of the footnotes to the Company’s financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

(4)	Use by our officers and directors of aircraft that are owned or leased by us for non-business purposes is governed by our travel policy for non-business use of corporate aircraft, which is described on page 30 of this proxy statement. Except where indicated in the table above, all non-business use of aircraft by any executive officer or director during fiscal 2006 was billed to and paid for by the executive officer or director in accordance with our travel policy. Prior to October 2006, one of our aircraft leases provided that we were paid $2,000 per hour by our aircraft management company for each hour of non-Company affiliated third party charter time on that aircraft. In cases where that aircraft was chartered by a third party, our aircraft management company also permitted us to, and as a matter of practice our executives and directors did, use a substitute aircraft from the aircraft management company’s fleet, instead of our leased aircraft, at specified rates. In such instances, our third party aircraft management company reduced the $2,000 per hour fee for third party charter time owed to us for each hour a substitute aircraft was used. Under our policy we have reviewed the charges with our Audit Committee and our internal audit staff and we do not believe that the substitute aircraft deduction is an incremental cost to the Company.

Understanding Our Director Compensation Table.

Beginning in fiscal 2001, non-employee directors were compensated by means of an annual retainer of $20,000 plus $7,500 per meeting ($3,750 for teleconferences) both paid in cash. In addition to the annual retainer and per meeting fees (Board and committee per meeting fee is reduced if attended by teleconference), each committee chair receives $15,000 per committee chairmanship per year, except that the audit committee chair receives an annual retainer of $25,000. Each committee member also receives a per committee meeting fee of $1,500 ($750 for teleconferences). There are generally six (6) Board meetings per year. Prior to fiscal 2001, non-employee directors received no cash compensation. Instead, directors typically received an initial stock option grant of 46,200 shares and annual stock option grants thereafter of 23,100 shares.

Currently, each director receives an initial option grant exercisable for 20,000 shares of common stock upon his first election to the Board, with an additional annual option grant exercisable for 10,000 shares for each year of service thereafter. In accordance with our practice, each of Messrs. Fuente, Chirico, Rossi and Schorr received option grants exercisable for 10,000 shares of the Company’s common stock at an exercise price of $56.46 as part of their annual stock option grant made in fiscal 2007. In each case these options vest over four (4) years from the date of grant. Additionally, members of our Board of Directors are reimbursed for their expenses incurred in connection with attending any meeting.

How often did the Board meet during fiscal 2006?

The Board of Directors met eight (8) times during fiscal 2006. Each director attended all Board of Director meetings either in person or via teleconference except that one (1) director failed to attend one (1) meeting. The Audit Committee met nine (9) times during fiscal 2006. Each Audit Committee member attended all Audit Committee meetings. During fiscal 2006, the Compensation Committee met four (4) times. Each Compensation Committee member attended all of the Compensation Committee meetings. The Governance and Nominating Committee met three (3) times during fiscal 2006. Each Governance and Nominating Committee member attended all of the Governance and Nominating Committee meetings.

What committees has the Board established?

The Board of Directors has standing Compensation and Audit Committees that were established prior to our initial public offering, and in March 2003 we constituted a standing Governance and Nominating Committee. The following sets forth Committee memberships as of the date of this proxy statement.

	Compensation	Audit	Governance and
Director	Committee	Committee	Nominating Committee

Edward W. Stack
William J. Colombo
David I. Fuente	X (c)		X
Emanuel Chirico		X (c)
Walter Rossi		X
Lawrence J. Schorr	X	X	X (c)

(c)	Denotes chair.

The Audit Committee

Messrs. Chirico (Chairperson), Schorr and Rossi were members of the Audit Committee during fiscal 2006, which has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934. We adopted an Audit Committee charter that was effective upon completion of our initial public offering, which we amended and restated after the adoption of the final New York Stock Exchange rules relating to corporate governance in December 2003, amended further in December 2004 to reflect additional changes in the New York Stock Exchange rules relating to corporate governance under which the Audit Committee reviews with management our internal financial controls, accounting procedures and reports, and amended again in March 2007 to address revised rules promulgated by the SEC relating to review and approval of related party transactions as set forth in Item 404 of Regulation S-K. The Audit Committee also reviews the engagement of our independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors and reviews the scope, fees and results of any audit. Emanuel Chirico is qualified as the audit committee financial expert within the meaning of the SEC regulations, and the Board has determined that he has accounting and financial management expertise within the meaning of the standards of the New York Stock Exchange. The Board has determined that Mr. Chirico is independent as the term is defined in Item 7(d)(3)(iv) of Schedule 14A, and the Board has determined that all members of our Audit Committee are independent within the meaning of the SEC regulations relating to audit committee independence, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Our Audit Committee Charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com), and a printed copy may be obtained by contacting our Investor Relations Department, at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275, or via email at investors@dcsg.com.

The Compensation Committee

Messrs. Fuente (Chairperson) and Schorr comprise our Compensation Committee. Our Compensation Committee monitors our stock option and stock purchase plans, establishes the terms and conditions of all stock option grants, recommends an overall compensation policy for the Company, discharges the Board’s responsibilities relating to compensation of the officers and directors of the Company and advises the Board regarding management succession. The Compensation Committee does have the authority under its charter to delegate any of its duties and responsibilities (or functions) to a subcommittee of the Compensation Committee consisting of one or more members, as appropriate. The Company’s compensation program for executives generally has consisted of three key elements: a base salary, a performance-based annual bonus, which is payable in cash, and periodic grants of stock-based compensation, such as stock options. Under this approach, compensation for these officers involves a high proportion of pay that is “at risk,” in the form of the annual bonus, which takes into account personal performance but is also based, in significant part, on our performance. In addition, stock-based compensation such as stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company’s stockholders.

Base salaries for our executive officers other than the Chief Executive Officer, including any annual or other adjustments, are based upon recommendations by the Chief Executive Officer, taking into account such factors as salary norms in comparable businesses, a subjective assessment of the nature of the position and the contribution and experience of the officer. During fiscal 2006, recommendations relating to executive officers subject to Section 162(m) of the Internal Revenue Code were reviewed by the Compensation Committee. Awards of annual bonuses to executive officers who are subject to Section 162(m) of the Internal Revenue Code were made by the Compensation Committee and all other bonuses paid to non-executive officers were made in accordance with a formula established by the Compensation Committee and Chief Executive Officer. Neither the Company nor the Compensation Committee has engaged, whether on a formal or informal basis, any compensation consultants to assist in determining or recommending the amount or form of executive and director compensation for fiscal 2006.

Under the Company’s annual bonus program, executive officers and certain other employees are eligible to receive cash bonuses based upon the Company’s attainment of specific performance goals, primarily total company earnings, as recommended by the Chief Executive Officer and approved by the Compensation Committee. Target incentive bonus opportunities are established at the beginning of the fiscal year as measured generally by earnings before taxes at the total Company level. A specified percentage of a bonus program participant’s annual salary is used to determine any amount to be paid. A threshold level of performance is established below which no bonus award is paid, levels of performance at which specified percentages of the target bonus will be paid, and a maximum level of performance above which no additional bonus would be paid. For additional information regarding our Compensation Committee processes and procedures for the consideration and determination of executive officer compensation, see “Compensation Discussion and Analysis” starting on page 19 of this proxy statement.

During fiscal 2006, the Compensation Committee operated under guidelines for stock option grants which are generally applicable to all eligible employees. Under these guidelines, stock option grants are generally made on an annual basis in amounts that take into account such factors as market data on total compensation packages, the value of stock option grants at targeted external companies, total stockholder return, share usage and stockholder dilution. In appropriate cases, however, special grants may be authorized outside of the annual-grant framework. All decisions to grant stock options are in the sole discretion of the Compensation Committee and, except for grants to the Chief Executive Officer, based upon recommendation from the Chief Executive Officer. In limited circumstances, the Chief Executive Officer has been delegated authority to grant stock options to non-executive officers in accordance with Delaware law.

Mr. Stack, Chairman and Chief Executive Officer, is eligible to participate in the same executive compensation program available to other Company executives and his total annual compensation, including compensation derived from the annual bonus program, was set by the Compensation Committee based on the same factors as other executives. Payments earned by Mr. Stack are included in the Summary Compensation Table. Mr. Stack, as a greater than 5% stockholder, is ineligible to participate in the Company’s employee stock purchase plan.

Our Compensation Committee Charter, which was amended in December 2004 to reflect changes in the New York Stock Exchange Rules relating to corporate governance and in March 2007 to reflect changes to Section 402 of Regulation S-K made by the SEC relating to compensation disclosure and discussion, is available on the Investor Relations portion of our website (www.dickssportinggoods.com), and a printed copy may be obtained by contacting our Investor Relations Department, at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275, or via email at investors@dcsg.com.

The Governance and Nominating Committee

Messrs. Fuente and Schorr (Chairperson) currently comprise our Governance and Nominating Committee. This Committee provides oversight and guidance to our Board of Directors to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in our governance. The Committee reviews and evaluates the policies and practices with respect to the size, composition and functioning of the Board, evaluates the qualifications of and recommends to the full Board candidates for election as directors, and reviews and recommends to the full Board the compensation and benefits for non-

employee directors. Our Governance and Nominating Committee recommended to the Board of Directors that Messrs. Chirico, Rossi and Dunn stand for election as Class B Directors, and that Mr. Stone stand for election as a Class A Director. Our Governance and Nominating Committee charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com), and a printed copy may be obtained by contacting our Investor Relations Department, at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275, or via email at investors@dcsg.com. Because the Company is a “controlled company” under the New York Stock Exchange’s Corporate Governance Standards, we are not required to have an independent nominating committee. However, both Messrs. Chirico and Rossi would qualify as independent under the standards applicable to non-controlled companies under the New York Stock Exchange’s Corporate Governance Standards.

On March 21, 2007, the Board named David I. Fuente to act as the presiding non-management director for a one-year term (until the 2008 annual meeting proxy statement is filed or until his successor is duly appointed and qualified).

How does the Board select nominees for the Board?

Our Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members and management. This Committee will consider director candidates from stockholders for election at the 2008 annual meeting if such nominees are submitted in accordance with the procedures set forth in “Additional Information — Advance Notice Procedures” on page 40 of this proxy statement.

Our Governance and Nominating Committee, at the direction of the Committee Chair, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may request that additional information about the prospective nominee’s background and experience be gathered and a report be prepared for the Committee, and may utilize a third party search firm to assist in such evaluation. The Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including independence, integrity, experience, sound judgment in areas relevant to the Company’s businesses and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. The Committee will also measure candidates against the criteria it sets, including skills and attributes that reflect the values of the Company. Our Governance and Nominating Committee will also be responsible for reviewing with the Board, on an annual basis, the criteria it believes appropriate for Board membership.

Our Governance and Nominating Committee will also consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Depending on the needs of the Company at the time, the prospective nominees and such other factors as the Committee deems in its business judgment to be relevant, the Committee will take such other steps as are necessary to evaluate the prospective nominee, including, if warranted, one or more Committee members interviewing the prospective nominee. After completing this evaluation and other steps of the process the Committee would make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Our Governance and Nominating Committee determined, given the growth of the Company in recent years, that expanding the size of the Board by two (2) members was advisable. Our Governance and Nominating Committee utilized a third party search firm, to assist the Committee in finding candidates for nomination to our Board who possessed the qualities that the Committee and the Board desires in members, which includes experience and sound judgment in areas relevant to our business, independence and integrity. The search firm helped to identify, evaluate and assist in building the recommendations for Messrs. Dunn and Stone as candidates. Both Mr. Dunn and Mr. Stone were interviewed by members of the Governance and Nominating Committee, and were determined to be outstanding candidates who possessed the qualities desired by the Committee for inclusion on our Board, and as such were recommended to the Board for nomination. Both were determined not to have any affiliations or conflicts if interest which would impact their ability to exercise independent business judgment as members of our Board.

Does the Company have a Code of Ethics?

Our Code of Business Conduct and Ethics is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on the Investor Relations portion of our website (www.dickssportinggoods.com), and a printed copy may be obtained by contacting our Investor Relations Department, at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275, or via email at investors@dcsg.com. We intend to post amendments to or waivers from the Code (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or directors).

How do stockholders communicate with the Board?

Stockholders and other parties interested in communicating directly with our Board, the presiding non-management director or with the non-management directors as a group may do so by writing to the Board or Presiding Director (as the case may be), c/o General Counsel Office, Dick’s Sporting Goods, Inc., 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275 or e-mail at investors@dcsg.com to the attention of the legal department. Under our process for handling letters received by the Company and addressed to non-management members of the Board, our Governance and Nominating Committee has instructed the legal department to (i) review any such correspondence, (ii) regularly forward to the Board a summary of all such correspondence and (iii) regularly forward to the presiding non-management director copies of all correspondence that is addressed to the presiding director or the non-management directors as a group or that, in the opinion of the legal department, is intended for the presiding director or the non-management directors or that otherwise requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

How does the Board determine which directors are considered independent?

On December 4, 2003, the Board adopted its Corporate Governance Guidelines, which were amended on December 1, 2004 to reflect certain changes made by the New York Stock Exchange to its listing standards and in March 2007 to reflect changes made by the SEC relating to independence determinations. The Guidelines adopted by the Board meet the listing standards adopted by the New York Stock Exchange for “controlled companies,” and the full text of the Guidelines can be found in the Investor Relations section of the Company’s website (www.dickssportinggoods.com), and a printed copy may be obtained by contacting our Investor Relations Department, at 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275, or via email at investors@dcsg.com.

Pursuant to the Guidelines, the Board undertook its annual review of existing director independence on March 20, 2007, and a review of independence of nominees for director on April 27, 2007. During this review, the Board considered transactions and relationships between each director or nominee for director with the Company (either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company). As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee for director is independent in accordance with independence requirements implemented by the New York Stock Exchange.

As a result of this review, the Board affirmatively determined that Messrs. Chirico, Fuente, Rossi and Schorr are, and that Messrs. Dunn and Stone would be if elected, independent directors, in accordance with the standards set forth in the Guidelines and in accordance with independence requirements implemented by the New York Stock Exchange Listing Standards.

Policy on Annual Meeting Attendance

The Board’s official policy with respect to Board attendance at the annual meeting of stockholders is that the Board strongly encourages its members to attend the Company’s annual meeting of stockholders; the Company also expects that most of its directors will attend its 2007 annual meeting. All of the current members of the Board were in attendance at last year’s annual meeting.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Fuente and Schorr. Neither Mr. Fuente nor Mr. Schorr has ever been an officer or employee of ours or any of our subsidiaries. None of our executive officers serve or have served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee. Our Compensation Committee customarily has met and discussed matters relating to the compensation of our employees and key officers.

Certain Relationships and Transactions with Related Persons

Some of our stockholders who own more than 5% of a class of our common stock have registration rights to register shares of our common stock under the Securities Act of 1933. They may request that we register their shares of common stock with the SEC, and, if all conditions under our registration rights agreement are met, we must register their shares. We would be required to bear specified expenses related to those registrations.

In 2006 we paid in full the remaining balance on a $1,251,000 (the largest aggregate amount of indebtedness outstanding under the promissory note) in principal amount loan granted to us by entities established by the estate of Richard “Dick” Stack, our founder and father of Edward W. Stack, in 1986, which was payable at an annual interest rate of 12% in monthly installments of approximately $14,000 through May 1, 2006. The loan was subordinated to all of our senior indebtedness. At the time the loan was granted to us, we believed the terms were consistent with the terms that we would have received from an unaffiliated third party in an arms’ length transaction.

We also lease two locations from Stack Associates, LLC, a New York limited liability company established by Dick Stack’s estate, one of which continues to operate as one of our stores and the second of which has been subleased to a third party. Our total monthly lease payments for the two locations is $20,000. We paid $240,000 under these leases in fiscal year 2006. The amount we are paying per square foot under these leases is comparable to the amounts we agreed to pay to unaffiliated third parties for other new leases that were entered into around the same time period.

We entered into an agreement with Edward W. Stack and Richard T. Stack, dated November 12, 1992, which gives Edward W. Stack an irrevocable proxy to vote all of our shares owned (including shares acquired in the future) by Richard T. Stack. Also, pursuant to an agreement dated December 2, 2002, Edward W. Stack provided his brother Martin Stack an option exercisable for common stock which may range from 290,000 to 669,900 shares. The option is exercisable on or before December 2, 2007 and at 75% of the then per share market price on the date of exercise. Market price for purposes of that agreement is defined as the mean between the high and low prices of the common stock on the national securities exchange on the day on which the option is exercised, if the common stock is then being traded on a national securities exchange, and if the common stock is then being traded on such an exchange but there are no sales on such day, the market price shall be deemed to be the mean between the high and low prices of the common stock on the national securities exchange on the day on which the most recent sales occurred prior to the date of exercise; and if the common stock is not then traded on such an exchange, then the market price shall be deemed to be the mean between the high and low bid and asked prices for the common stock on the over-the-counter market on the day on which the option is exercised.

Kim Myers, the sister of our Chairman and Chief Executive Officer and a holder of our Class B common stock, is married to Tim Myers, our Director of Reverse Logistics, an employee in our Conklin, New York facility. During fiscal 2006, Mr. Myers was paid an aggregate salary and bonus of $130,083 for his services during the year.

During fiscal 2006 we and our subsidiaries paid Buchanan Ingersoll & Rooney PC (a law firm with over 500 attorneys) an aggregate of $1,009,535 for legal services that were provided to us. Jeremiah Garvey is an equity shareholder of that law firm and Mr. Newlin’s son-in-law. Buchanan Ingersoll & Rooney’s representation of us predates the company’s initial public offering in 2002 and Mr. Newlin’s hire in 2003.

On February 13, 2006, we entered into an Aircraft Sublease Agreement with Corporate Air, LLC (“Corporate Air”). Under that sublease we charter for business use an aircraft owned by EWS, LLC (“EWS”), an entity owned by Edward W. Stack. Corporate Air, an independent airline charter company, has a master lease with EWS under which Corporate Air operates and maintains this aircraft, hires pilots and other staff for flight operations and also may act to charter the aircraft for use by third parties. During the five (5) year sublease term, we have the right to use this aircraft on a flight available basis for one thousand five hundred (1,500) hours for travel purposes. The sublease may be terminated on certain conditions as set forth in the sublease and terminates automatically if Corporate Air no longer has the right to operate the aircraft under the master lease. Under this arrangement, we will pay Corporate Air (i) a base fee of $150,000 per month and (ii) an hourly charter rate of $1,900 per block hour of actual usage. The hourly charter rate is subject to a fuel surcharge adjustment, as set forth in the sublease. During fiscal 2006, we paid Corporate Air $2,528,144 under the sublease.

We, along with two of our subsidiaries, currently sublease one (1) store to and lease two (2) stores from Best Buy Co, Inc., where Mr. Dunn serves as President and Chief Operating Officer. Each lease was entered into pursuant to arms’ length transactions prior to Mr. Dunn’s current relationship with us. The sublease was entered into in 1999 for an initial term of five (5) years, with four (4) extension options thereafter, each for an additional five (5) year term. The annual rent that Best Buy pays to us under this sublease is $201,811. The first lease was entered into by our subsidiary Galyan’s Trading Company, Inc. in 1999, for a twenty (20) year term and annual rent of $1,464,995 per year. The second lease is held through our wholly-owned subsidiary, Golf Galaxy, Inc. The lease, entered into in 2004, has a term of ten (10) years and two (2) months, and has annual rent payments of $232,498.

On February 1, 2006, we entered into a consulting and separation agreement with Gary M. Sterling, our former Senior Vice President of Merchandising. The agreement amended Mr. Sterling’s existing arrangement with us. During the term of the agreement (from January 1, 2006 to January 31, 2007), Mr. Sterling was required to provide us consulting services relating to transitioning his responsibilities at the Company. The agreement confirmed that 150,000 shares of the Company’s common stock underlying his January 21, 2004 stock option grant would remain exercisable for a period of ninety (90) days following January 31, 2007. The remaining 150,000 shares of common stock underlying the January 21, 2004 stock option grant were forfeited as part of the agreement. During the term of the agreement Mr. Sterling was eligible to participate in the Company’s health coverage plans. In consideration of the forgoing, Mr. Sterling agreed to non-competition covenants, provided us releases and waivers of claims and agreed to confidentiality provisions contained in the agreement.

Prior to the implementation of our related party policy, which is discussed below, the Audit Committee, through its committee charter, had the ability in its discretion to review and ratify, approve or disapprove the Company entering into any transaction between the Company or its subsidiaries and any related persons that were required to be reported under SEC Regulation S-K Item 404, or any rules or regulations issued in connection therewith. The Audit Committee reviewed and approved or ratified the transactions set forth above in accordance with the terms of its committee charter, with the exception of the retail lease agreements entered into with Best Buy, which were reviewed and approved by the full Board following the Governance and Nominating Committee’s recommendation of Mr. Dunn as a nominee for election to our Board, in accordance with the Company’s related party policy. As of March 2007, the Audit Committee’s review and ratification, approval or disapproval of transactions required to be reported under SEC Regulation S-K Item 404 must be conducted in accordance with the terms of the Company’s related party policy, which is discussed below. Any potential related party transactions that are not reviewed by the Audit Committee must be reviewed by the full Board or another committee thereof, in accordance with the terms of the policy.

In March of 2007, the Company’s Board approved a policy related to notification, review and approval or disapproval of related party transactions that are reportable under SEC Regulation S-K Item 404. This related party policy covers our directors, nominees, executive officers, and immediate family members of our directors, nominees and executive officers. The policy also may apply to any outside third party company or entity in which any of these persons owns more than 10% of the equity, serves as an officer or equivalent or, in the case of directors or immediate family members, is employed. Transactions with these outside entities will initially be reviewed by the office of General Counsel to determine if they are within the scope of the policy. We obtain information regarding potential related party transactions as part of our annual director and executive officer questionnaires.

Transactions (or series of related transactions) that would fall within the scope of the policy include those in which the amount exceeds $120,000, other than compensation between a person covered by the policy and the Company (and its subsidiaries). Any new transaction and any amendment to a transaction that falls within the scope of the policy is to be reviewed, and approved or disapproved by the Audit Committee (or the full Board in lieu of the Audit Committee).

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The charter of the Audit Committee of the Board of Directors, the full text of which is available on the Investor Relations portion of our website (www.dickssportinggoods.com), specifies that the purpose of the Committee is to assist the Board of Directors in its responsibility to:

•	oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company;

•	oversee the work of the Company’s financial management, the internal auditors employed by the Company and any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work;

•	oversee management’s development of, and adherence to, a sound system of internal accounting and financial controls and that internal auditors and outside auditors objectively assess the Company’s financial reporting, accounting practices and internal controls; and

•	provide an open avenue of communication between outside auditors, internal auditors and the Board.

In carrying out these responsibilities, the Audit Committee, among other things:

•	provides oversight on matters relating to its appointment of and oversight of the outside auditors;

•	reviews matters concerning the appointment and oversight of the internal auditors;

•	provides oversight and review of accounting principles and practices and internal controls;

•	provides oversight and monitoring of the Company’s financial statements and audits;

•	oversees matters relating to communications with the outside auditors and management;

•	prepares an annual report to be included in the Company’s proxy statement relating to the annual report; and

•	provides oversight to the extent it deems necessary on certain other matters related to certain related party transactions.

The Audit Committee met nine (9) times during fiscal 2006. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors without the presence of the Company’s management.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual financial statements and quarterly operating results prior to their issuance. During fiscal 2006, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the adoption of, or changes to, the Company’s significant internal auditing and accounting principles and procedures as suggested by the outside auditors, internal audit and management and any management letters provided by the outside auditors and the response to those letters. The Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has received a written disclosure letter as required by that standard. The Audit Committee has also received, reviewed and discussed with Deloitte & Touche LLP the report required by section 10A(k) of the Securities Exchange Act of 1934.

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007, for filing with the SEC.

Members of the Audit Committee

Emanuel Chirico (Chairperson)
Lawrence J. Schorr
Walter Rossi

Audit and Non-Audit Fees and Independent Public Accountants

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP (we sometimes refer to Deloitte & Touche LLP as D&T) for the audit of the Company’s annual financial statements for fiscal 2005 and 2006, and fees billed for other services rendered by D&T for fiscal 2005 and 2006.

	Fiscal 2005	Fiscal 2006

Audit Fees	$890,074	$849,019
Audit-Related Fees	49,000	37,482
Tax Fees	336,723	321,863
All Other Fees	—	—

Total all Fees	$1,275,797	$1,208,364

Audit Fees.  Amounts presented for fiscal 2005 and 2006 includes $345,324 and $320,487 of fees incurred in connection with review of Company compliance under the Sarbanes-Oxley Act in fiscal 2005 and 2006, respectively.

Audit-Related Fees.  Audit related fees paid in both fiscal year 2005 and 2006 principally include fees relating to audits of employee benefit plans.

Tax Fees.  Tax fees set forth for fiscal 2005 and 2006 are for tax-related services related primarily to tax compliance (including U.S. federal and state returns), tax consulting and tax planning.

The Audit Committee pre-approves the terms of all auditing services and the terms of any non-audit services which the independent registered public accounting firm is permitted to render under Section 10A(h) of the Securities Exchange Act of 1934. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee at the next regularly scheduled meeting shall be presented with any pre-approval decision made by that member. During fiscal 2006, both on an annual basis and as it relates to specific engagements, the Audit Committee pre-approved 100% of the terms (including compensation) of all auditing services included in Audit Fees and Audit-Related Fees (including the provision of any comfort letters in connection with securities underwritings), and 100% of the terms (including compensation) of any permissible non-audit services included in Tax Fees.

D&T has served as our independent accountants since the audit for the 11-month period ended January 30, 1999. D&T has been selected by the Audit Committee to act as our independent public accountant for fiscal 2007. Representatives of D&T will be present at the Annual Meeting of stockholders to respond to questions and to make statements as they desire.

Executive Compensation

Compensation Committee Report

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with the Company’s management and, based upon such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The full text of the Compensation Committee’s charter is available on the Investor Relations portion of our website (www.dickssportinggoods.com).

Respectfully submitted,

Members of the Compensation Committee

David I. Fuente (Chairperson)
Lawrence J. Schorr

Compensation Discussion and Analysis

Overview

This section of our proxy statement discusses the compensation awarded to, earned by, or paid to the named executive officers (we refer to the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table on page 26, as the “named executive officers”).

Our Compensation Committee is responsible for reviewing the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer based on those goals and objectives and setting his compensation based on that performance. The Compensation Committee makes recommendations to our Board and the Chairman and Chief Executive Officer related to the compensation of other named executive officers. Additionally, as it relates to all employee compensation other than his own, our Chairman and Chief Executive Officer plays a central role in establishing, reviewing and evaluating compensation matters. Because our Chairman and Chief Executive Officer is key to our business, holds in excess of 68% of the voting power of our capital stock and has been operating the Company since 1984, he plays an extremely significant role in establishing all policies at the Company, including those related to other employees’ compensation.

Objectives and Philosophy

General.  The Company’s compensation objectives and philosophy are grounded in our overall goal — which is to be the number one sports and fitness specialty retailer for all athletes and outdoor enthusiasts, through the relentless improvement of everything we do. We believe that, in order to pursue and maintain that goal, we need to continue to grow our business in a very disciplined way. Because we believe that financial discipline and focus are critical elements to the Company’s overall success, we use pre-tax earnings as the primary metric to measure our business goals for compensation purposes.

Changes.  Material increases or decreases in our named executive officers’ compensation (other than our Chairman and Chief Executive Officer) are determined by our Chairman and Chief Executive Officer (through his recommendations to the Compensation Committee). He determines these changes based on the circumstances related to the named executive officer and/or the overall performance of the named executives. Changes in our Chairman and Chief Executive Officer’s compensation are determined based on performance of our Company and our subsidiaries.

Components.  The Compensation Committee, in consultation with the Chairman and Chief Executive Officer, has designed our executive compensation program to reward the achievement of specific annual Company financial metrics and align executives’ interests with those of the stockholders by rewarding performance that increases stockholder value. We assess compensation to ensure that we continue to attract and retain best in class employees in key positions and remain competitive. With those goals in mind, the Company’s compensation program for executives consists of these elements:

•	a base salary,

•	a performance-based annual bonus, which is payable in cash,

•	periodic grants of stock-based compensation, such as stock options,

•	retirement and other benefits, and

•	some perquisites and other personal benefits.

As a result of our objectives and philosophy, historically a large portion of total executive compensation is allocated to incentives (cash bonus and stock options). Under this approach, compensation for our named executive officers involves a high proportion of pay that is “at risk,” in the form of the annual bonus, payment of which is based on our financial performance. In addition, stock options — the other significant component of our compensation — relate directly to stock price appreciation realized by all of the Company’s stockholders.

We historically have not had a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee, in consultation with our Chairman and Chief Executive Officer, has maintained the flexibility to make allocation between these variables as circumstances dictate. Additionally, our historic use of stock option grants as long-term compensation has resulted in our not needing to make any determinations for allocating long-term compensation to different forms of awards. The Company has not historically adjusted or permitted recovery of awards or payments where the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment and the Company has no policy related to those matters. We use these elements because we believe they track and retain best in class employees. Our Chief Executive Officer and Compensation Committee determine amounts of compensation based on Company and individual performance.

Written Employment Arrangements.  We historically have not entered into employment agreements with our named executive officers. Except for some of the officers of Golf Galaxy, Inc. (which we acquired in February 2007) who had employment agreements in place prior to our acquisition of Golf Galaxy, and with whom we negotiated continuing employment agreements in connection with the acquisition, and in some limited instances for new hires, we have generally only provided our executive officers with limited severance payments upon termination of employment. In most cases, upon the termination of an officer’s employment by us we are only obligated to pay to that officer an amount equal to the greater of (i) four (4) weeks of pay at the officer’s base salary or (ii) one (1) week of pay for every year of employment with us. The severance payment is payable bi-weekly over the 12-month period following the officer’s termination. No severance payment is payable to the officer if the officer voluntarily terminates employment with us, retires or is terminated due to “cause” (as defined in the agreement), death, or permanent disability. The Company in its discretion may offer other arrangements to employees who end employment with the Company.

In some instances in connection with the negotiation of new hires we have entered into offer letters with our executive officers which have provided them written assurances of additional elements of compensation as they join our Company. In November 2005, the Company agreed to terms of employment with Gwen Manto, our Executive Vice President & Chief Merchandising Officer. Under her offer letter, Ms. Manto receives a gross annual salary of $600,000, and is be eligible to participate in the Company’s management bonus plan. Ms. Manto received a signing bonus of $385,000, payable in two (2) installments, which was required to be refunded if her employment was voluntarily terminated within one (1) year of starting employment, and an initial stock grant of 75,000 shares of common stock, which are cliff vested at three (3) years from her starting employment date. The Company has also agreed to pay to Ms. Manto the value of 8,000 units of unvested restricted stock held by Ms. Manto in connection with her previous employment at Sears, Roebuck & Company. These payments were made in two (2) installments during 2006 and 2007, with the first payment of $609,250 being paid on February 15, 2006 and the second installment of $450,000 being paid on February 15, 2007.

On February 13, 2007, we acquired Golf Galaxy as our wholly-owned subsidiary. Following our acquisition of Golf Galaxy, Randall K. Zanatta, Golf Galaxy’s President and Chief Executive Officer, continued to serve in that capacity. In connection with Mr. Zanatta’s continuation as President and Chief Executive Officer of Golf Galaxy (and the fact that Mr. Zanatta previously had an employment agreement in place with Golf Galaxy), we negotiated and entered into an employment agreement with him, which was based on his pre-merger agreement with Golf Galaxy, for an initial term of three (3) years. Under the terms of his employment agreement, Mr. Zanatta is entitled to receive a base salary (initially $355,000 per year), specified benefits, the option and restricted stock grants discussed below, and will be entitled to receive an annual bonus, based primarily on the performance of Golf Galaxy but also the performance of the overall Company goals, in an amount equal to 0 to 150% of base salary. Mr. Zanatta will also be entitled to severance if he is terminated without cause (as defined in the employment agreement), and is subject to certain non-compete and non-solicitation covenants set forth in the employment agreement. If Mr. Zanatta’s employment is terminated for a reason other than cause or he resigns under certain specified circumstances (good reason), he is entitled to a lump sum severance payment equal to two (2) times his then-current base salary and incentive bonus for the fiscal year in which termination occurred (if and to the extent certain specified performance targets are achieved), continuation of benefits for two (2) years, and all stock options previously granted that were exercisable for Golf Galaxy common stock prior to the merger (now converted to options exercisable for our common stock) will vest. Additionally, the shares of restricted stock described below that vest based only on the passage of time (i.e., no performance or other conditions are imposed) will also accelerate. The shares of restricted stock described below that vest only if certain performance targets are achieved will vest to the extent that the performance targets have been met and/or the Company is on target to meet the performance targets as of the termination date. The agreement has a term ending at the end of our third full fiscal year following February 13, 2007.

On November 16, 2006, Mr. Zanatta was granted, subject to the completion of the merger, a one-time special option exercisable for 165,000 shares of our common stock, which, subject to vesting, is exercisable at any time prior to February 13, 2012 or, if he is still employed by Golf Galaxy at that time, for such longer period as is prescribed by our 2002 Stock Plan. Additionally, under his employment agreement, Mr. Zanatta received 75,000 shares of our restricted common stock, which, if he continues to be employed by the Company on February 13, 2010, will, with respect to half of the shares, vest automatically, and will, with respect to the other half of the shares, vest if certain performance targets are achieved. This employment arrangement, including the elements of severance in the agreement, arose out of the assumption of Mr. Zanatta’s employment agreement with Golf Galaxy that existed prior to our acquisition of Golf Galaxy and as a result of negotiations between us and Mr. Zanatta.

The performance targets for Mr. Zanatta’s performance based restricted stock award was arrived at through negotiations with Mr. Zanatta. Those criteria are based on Golf Galaxy and Company earnings metrics and savings and synergies achievement. We believe that these targets represent goals developed as the result of arms’ length negotiations and as such are difficult to reach.

In February 2007, we agreed to employment terms with Timothy E. Kullman, whereby Mr. Kullman agreed to join us as Senior Vice President & Chief Financial Officer to replace Mr. Hines. Mr. Kullman joined the Company in April 2007. The offer letter provided to Mr. Kullman indicated that he would receive a gross annual salary of

$450,000, and is eligible to participate in the Company’s discretionary management incentive plan. Mr. Kullman also received an initial stock option grant exercisable for 50,000 shares, which vests at 25% per year starting on the first anniversary of the grant, and an option grant exercisable for 25,000 shares, which vests in its entirety on the fourth anniversary of the date of grant. Mr. Kullman is also eligible to participate in the full range of benefits and 401(k) plans offered to other Company officers.

Compensation Components

We believe that this multi-part approach to compensation best serves the interests of our Company and its stockholders and at the same time meets our need to attract and retain talent needed to run our Company. It also enables us to meet our requirements for management and creative talent while ensuring that our named executive officers are compensated in a way that advances both the short- and long-term interests of stockholders.

Base Salary.  Base salaries for our executive officers, other than the Chairman and Chief Executive Officer, including any annual or other adjustments, are based upon recommendations by our Chairman and Chief Executive Officer, taking into account a subjective assessment of the nature of the position and the contribution and experience of the officer. During fiscal 2006, recommendations relating to executive officers subject to Section 162(m) of the Internal Revenue Code were reviewed by the Compensation Committee.

Annual Bonus.  Awards of annual bonuses to executive officers who are subject to Section 162(m) of the Internal Revenue Code are set by the Compensation Committee, and all other bonuses paid to non-executive officers are made in accordance with a formula established by the Compensation Committee and Chairman and Chief Executive Officer.

Under our annual bonus program, executive officers and certain other employees are eligible to receive cash bonuses based upon the Company’s attainment of specific performance goals related to total Company pre-tax earnings, as recommended by the Chairman and Chief Executive Officer and approved by the Compensation Committee. Target incentive bonus opportunities are established at the beginning of the fiscal year as measured by earnings before taxes at the total Company level. A specified percentage of a bonus program participant’s annual salary is used to determine any amount to be paid. A threshold level of performance is established below which no bonus award is paid, levels of performance at which specified percentages of the target bonus will be paid, and a maximum level of performance above which no additional bonus would be paid. In fiscal 2006, threshold was set at 1.6 times annual salary for our Chief Executive Officer and 0.6 times for our President and Chief Operating Officer, Executive Vice President and Chief Merchandising Officer and Executive Vice President and Chief Financial Officer. Target was set at two (2) times annual salary for our Chief Executive Officer and 0.75 times annual salary for our President and Chief Operating Officer, Executive Vice President and Chief Merchandising Officer and Executive Vice President and Chief Financial Officer. In accordance with the requirements of Section 162(m) of the Internal Revenue Code and our 2002 Stock Plan, each target level for a fiscal year is established by the Compensation Committee prior to the end of the first quarter of that fiscal year. In addition, each of the bonus payments are generally made for the most recently completed fiscal year (assuming the target levels have been met) as soon as is practicable after the bonus amounts are determined and the Compensation Committee has taken the action required under Section 162(m) of the Internal Revenue Code. The Compensation Committee has retained the right to pay bonuses outside of the Company’s 2002 Stock Plan and that do not qualify and are not deductible by the Company as compensation under Section 162(m) of the Internal Revenue Code because the requirements of Section 162(m) have not been met.

The fiscal 2006 bonus targets specified that the maximum bonus payable to our Chief Executive Officer is limited to four (4) times annual salary, the maximum bonus payable to our President and Chief Operating Officer, Executive Vice President and Chief Merchandising Officer and Executive Vice President and Chief Financial Officer is limited to 1.5 times annual salary. As a result of the Company’s fiscal 2006 operating results, and in connection with our 2006 bonus program we paid Messrs. Stack, Colombo, Hines, Newlin and Ms. Manto cash bonuses of $2,650,000, $944,712, $687,981, $100,000 and $917,307 respectively.

The Compensation Committee does retain the right to pay bonuses outside of the Company’s annual bonus program. In fiscal 2005, no bonuses were paid under the Company annual bonus program, however, the Compensation Committee paid discretionary awards to each of Messrs. Stack, Colombo, Newlin and Hines.

Over the past three (3) years, we have achieved the maximum performance level twice. In fiscal 2005, we did not meet the threshold level of performance; however, we paid a discretionary award to Mr. Stack at 1.6 times his annual salary and we paid discretionary awards to each of Messrs. Colombo, Newlin and Hines at 0.6 times their annual salaries. Generally, the Compensation Committee believes it sets the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

Stock Options.  Our 2002 Stock Plan is designed to assist us in developing a link between the creation of stockholder value and long-term incentive compensation, provide our employees an opportunity for increased equity ownership and provide incentive to attract and retain our key employees. During fiscal 2006, the Compensation Committee operated under guidelines for stock option grants which are generally applicable to all eligible employees. Under these guidelines, stock option grants are generally made on an annual basis in amounts that take into account such factors as historical operations, total stockholder return, share usage and stockholder dilution. Special grants may also be authorized by the Compensation Committee outside of the annual-grant framework. In limited circumstances, our Chief Executive Officer has been delegated authority to grant stock options to non-executive officers in accordance with Delaware law.

Generally, all decisions to grant stock options to our named executive officers are in the sole discretion of the Compensation Committee and, except for grants to the Chairman and Chief Executive Officer, are based upon recommendation from the Chief Executive Officer. Historically, most options have vested over four (4) years, but in some instances options for new hires have vested over a three (3) year period as a result of negotiations with the new hire. Vesting ceases upon termination of employment. Options that have vested are exercisable for ninety (90) days following termination except in the case of death or disability, in which case vested options are exercisable for twelve (12) months, but in no event can an option be exercised following its expiration date. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. All options granted to our named executive officers are made with exercise prices equal to the fair market value of the Company’s common stock in accordance with the plan under which they are granted. Historically, annual awards of stock options to named executive officers have been made at a regularly scheduled Compensation Committee meeting in January or March of each year. Grants of stock options to newly hired named executive officers who are eligible to receive them have been made at special Compensation Committee meetings, in connection with Board meetings or by unanimous written consent. We do not have equity or other security ownership requirements or guidelines applicable to our named executive officers nor do we have any Company policies regarding hedging the economic risk of such ownership. In connection with the Golf Galaxy acquisition, Mr. Zanatta was granted a stock option and restricted stock award as mentioned above. In addition, Mr. Kullman was granted two (2) stock option awards in connection with his employment as Senior Vice President and Chief Financial Officer, also as discussed above.

Retirement and Other Benefits.  The Company’s retirement savings plan, established pursuant to Section 401(k) of the Internal Revenue Code, covers all employees (including named executive officers) who have completed one year of service, have attained 21 years of age and work at least 1,000 hours per year. Under the terms of the retirement savings plan, the Company provides a matching contribution equal to 50% of each participant’s contribution up to 10% of the participant’s compensation, and may make a discretionary contribution. All Company contributions to the savings plan vest over a five (5) year period, at 20% per year of service.

Supplemental Smart Savings Plan.  On July 1, 2006, the Company’s Supplemental Smart Savings Plan became effective, which allows certain members of management to annually defer a portion of their existing compensation. We implemented the Supplemental Smart Savings Plan because certain members of management had historically been restricted in their ability to participate in the Company’s existing 401(k) Plan because of qualified plan testing rules. The Supplemental Smart Savings Plan was amended on December 7, 2006, to exclude executive officers from being eligible to participate in the Supplement Smart Savings Plan after December 31, 2006.

Prior to the effectiveness of the amendment, executive officers had the opportunity to defer up to 15% of their compensation (defined as base salary, quarterly bonus compensation and annual incentive bonus payments), and could elect to receive distributions from the Supplemental Smart Savings Plan on the earlier of (i) a specific date which occurs no earlier than the second plan year following the plan year in which deferrals designated for distribution were credited or the date the employee’s employment is terminated for any reason, or (ii) the date the employee’s employment is terminated for any reason. The form of distribution could, at the executive’s election, be paid in a single lump sum payment, or monthly, quarterly, semi-annual or annual installments, with any installment term between two (2) and fifteen (15) years.

Under the Supplemental Smart Savings Plan, the Company has the ability to match amounts deposited into plan accounts, up to a discretionary percentage of compensation determined annually by the Company, not to exceed 7% of a participant’s compensation, and less any matching amounts contributed through the Company’s 401(k) Plan. We have established a rabbi grantor trust, with a third party trust company as trustee, for the purpose of providing the Company with funds for the payment of matching amounts under the Supplemental Smart Savings Plan.

Officers’ Supplemental Savings Plan.  On March 21, 2007, our Compensation Committee approved the implementation of the Dick’s Sporting Goods Officers’ Supplemental Savings Plan, a voluntary nonqualified deferred compensation plan, effective April 1, 2007. The Officers’ Plan was implemented for the purpose of attracting high quality executives and promoting in our key executives increased efficiency and an interest in the successful operation of the Company. Certain key executives, including our named executive officers, are eligible to participate in the Officers’ Plan. These executives are being afforded the opportunity to participate in the Officers’ Plan because, as discussed above, they are no longer eligible to participate in our Supplemental Smart Savings Plan.

Under the Officers’ Plan, eligible participants have the opportunity to defer under it up to 25% of their base salary and up to 100% of their annual bonus, and may allocate amounts deferred under the Officers’ Plan among a range of investment choices. Participant deferral amounts are 100% vested, and matching contributions become 100% vested after five (5) years of plan participation, or upon participant’s death, disability or upon our change in control. Eligible participants may elect to receive distributions of discretionary contributions from the Officers’ Plan as a lump sum, in annual installments, with any installment term between two (2) and twenty (20) years, or a combination of the two options. Matching contributions may be distributed only after age 55. Distributions are also triggered upon a participant’s death or disability (as defined in applicable treasury regulations) or in the event of certain hardships or changes of control (each as defined under Section 409A of the Internal Revenue Code).

Under the Officers’ Plan, we are required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum at the end of the year, and the participant must be an eligible participant as of December 31st to receive the matching contribution for that year. We also have the ability to make a discretionary matching contribution as we, through our Board, may determine from time to time. We may at any time direct the Officers’ Plan’s administrator to amend or terminate the Officers’ Plan, except that no amendment or termination may reduce a participant’s account balance.

Employee Stock Purchase Plan.  The Company has an employee stock purchase plan, which provides that eligible employees (including named executive officers) may purchase shares of our common stock at a discount. There are two offering periods in a fiscal year, one ending on June 30th and the other on December 31st, or as otherwise determined by the Company’s Compensation Committee. The employee’s purchase price is 85% of the lesser of the fair market value of the stock on the first business day or the last business day of the semi-annual offering period. Employees may purchase shares having a fair market value of up to $25,000 for all purchases ending within the same calendar year. Mr. Stack is not eligible to participate in the stock purchase plan because he owns more than 5% of our voting stock. Our Board of Directors has recommended that the stockholders approve amending and restating the Company’s employee stock purchase plan, as discussed in Item 2 on page 37 of this proxy statement.

Life Insurance.  We pay the insurance premiums on life insurance policies for the benefit of Messrs. Stack and Colombo. The beneficiaries under the policies, upon the executive’s death, are the executives’ respective spouses. For Mr. Stack, we also pay for the premiums on an additional life insurance policy for which a personal beneficiary chosen by Mr. Stack is, upon his death, the beneficiary or where prior to death, Mr. Stack may receive the cash surrender value of the policy, and a policy where, upon his death, we are the beneficiary. Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended February 3, 2007, are included in column (i) of the Summary Compensation Table on page 26 of this proxy statement.

Perquisites and Other Personal Benefits.  The Company provides named executive officers with perquisites and other personal benefits that our Chairman and Chief Executive Officer and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable us to attract and retain our employees for key positions. The named executive officers are provided use of Company leased automobiles and in certain instances tax preparation service, reimbursement for certain club dues, personal use of Company owned or leased aircraft in accordance with our aircraft policy and the use of administrative assistant services for personal matters. Attributed costs of these benefits described above for the named executive officers for the fiscal year ended February 3, 2007, are included in column (i) of the Summary Compensation Table and the related footnotes to the column on page 26 of this proxy statement.

Tax and Accounting Implications

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four (4) other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee expressly reserves the authority to approve non-deductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Nonqualified Deferred Compensation.  On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

Summary Compensation Table — 2006

The following table discloses the compensation for Edward W. Stack, the principal executive officer of the Company, Michael F. Hines, the principal financial officer of the Company, and the other three (3) most highly compensated executive officers of the Company or its subsidiaries who were serving as executive officers at the fiscal year ended February 3, 2007 and whose total annual compensation (excluding items described in column (h) below) exceeded $100,000 (the “named executive officers”).

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards(2)	Compensation	Earnings	Compensation		Total
Principal Position	Year	($)(1)	($)	($)	($)	($)(3)	($)	($)(4)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Edward W. Stack,	2006	$662,500	—	—	$7,739,441	$2,650,000	—	$93,165	(6)	$11,145,106
Chairman and Chief Executive Officer(5)
Michael F. Hines,	2006	$458,654	—	—	$894,378	$687,981	—	$24,874	(7)	$2,065,887
Executive Vice President and Chief Financial Officer
William R. Colombo,	2006	$629,808	—	—	$894,378	$944,712	—	$26,169	(8)	$2,495,067
President and Chief Operating Officer(5)
William R. Newlin,	2006	$209,615	—	—	$1,300,618	$100,000	—	$26,917	(9)	$1,637,150
Executive Vice President and Chief Administrative Officer
Gwen K. Manto,	2006	$611,538	—	—	$625,037	$917,307	—	$599,626	(10)	$2,753,508
Executive Vice President and Chief Merchandising Officer

(1)	Salary amounts reflect payments earned during fiscal 2006, which represented a 53 week fiscal year.

(2)	The values set forth in this column represents the dollar amount recognized for financial statement reporting purposes in fiscal 2006 for the fair value of stock options granted to each named executive officer in 2006 and in prior fiscal years, in accordance with FAS 123R (disregarding any estimate of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation may be found in the “Stock-Based Compensation” section of Note 1 of the footnotes to the Company’s financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

(3)	Includes bonus payments earned in fiscal year 2006, regardless of when paid. Under our 2002 Stock Plan, the relevant performance measures for the incentive bonus awards are satisfied in fiscal 2006 and thus reportable in fiscal 2006, even though payments are made, if any, in fiscal 2007.

(4)	Use by our officers and directors of aircraft that are owned or leased by us for non-business purposes is governed by our travel policy for non-business use of corporate aircraft, which is described on page 30 of this proxy statement. Except where indicated in the table above, all non-business use of aircraft by any executive officer or director during fiscal 2006 was billed to and paid for by the executive officer or director in accordance with our travel policy. Prior to October 2006, one of our aircraft leases provided that we were paid $2,000 per hour by our aircraft management company for each hour of non-Company affiliated third-party charter time on that aircraft. In cases where that aircraft was chartered by a third party, our aircraft management company also permitted us to, and as a matter of practice our executives and directors did, use a substitute aircraft from the aircraft management company’s fleet, instead of our leased aircraft, at specified rates. In such instances, our third party aircraft management company reduced the $2,000 per hour fee for third party charter time owed to us for each hour a substitute aircraft was used. Under our policy we have reviewed the charges with our Audit Committee and our internal audit staff and we do not believe that the substitute aircraft deduction is an incremental cost to the Company.

(5)	Neither Mr. Stack nor Mr. Colombo receives any compensation from the Company in connection with their services as directors on the Company’s Board of Directors.

(6)	Personal benefits include an annual vehicle allowance and country club dues. The amount shown also includes a tax payment of $33,052 incurred as a result of insurance and country club dues, $33,541 of insurance premiums paid in fiscal 2006 by us on two life insurance policies for the benefit of Mr. Stack, for which the beneficiaries under the policies, upon the executive’s death, are the executive’s spouse and a personal beneficiary of his choosing, respectively, $6,371 insurance premium paid in fiscal 2006 by us on a disability insurance policy, and $7,500 of matching contributions under the Company’s 401(k) Plan.

(7)	Personal benefits include professional fees and an annual vehicle allowance. The amount shown also includes a tax payment of $8,724 incurred as a result of professional fees.

(8)	Personal benefits include professional fees and an annual vehicle allowance. The amount shown also includes a tax payment of $7,938 incurred as a result of professional fees, $4,590 of insurance premiums paid in fiscal 2006 by us on a life insurance policy for the benefit of Mr. Colombo, the beneficiary of which under the policy, upon the executive’s death, is the executive’s spouse, and $1,659 of matching contributions under the Company’s 401(k) Plan.

(9)	Personal benefits include an annual vehicle allowance and country club dues. The amount shown also includes a tax payment of $5,451 incurred as a result of country club dues and $7,500 of matching contributions under the Company’s 401(k) Plan.

(10)	The Company agreed pursuant to Ms. Manto’s offer letter to pay her the value of 8,000 units of unvested restricted stock held by Ms. Manto in connection with her previous employment at Sears, Roebuck & Company, to be paid in two installments in 2006 and 2007. The first payment of $609,250 was included in our fiscal 2005 summary executive compensation table. The second payment of $ 450,000 is included above. The amount shown also includes relocation expenses paid of $89,448, commuting expenses of $17,619, a tax payment of $37,367 that was incurred as a result of the relocation expenses and $5,192 of matching contributions under the Company’s 401(k) Plan.

Grants of Plan-Based Awards — 2006

The following table sets forth each grant of awards made to a named executive officer in the 2006 fiscal year under plans established by the Company.

								All			Grant
								Other			Date
								Stock			Fair
								Awards:		Exercise	Value
								Number	All Other	or Base	of
					Estimated Future Payouts			of	Option	Price of	Stock
		Estimated Future Payouts Under Non-			Under Equity Incentive			Shares	Awards:	Option	and
		Equity Incentive Plan Awards(1)			Plan Awards			of Stock	Securities	Awards	Option
	Grant	Threshold		Maximum	Threshold	Target	Maximum	or Units	Underlying	($/Sh)	Awards
Name	Date	($)	Target ($)	($)	(#)	(#)	(#)	(#)	Options (#)	(2)	(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Edward W. Stack,	3/1/06	—	—	—	—	—	—	—	150,000	$37.90	$16.18
Chairman and	—	$1,060,000	$1,325,000	$2,650,000	—	—	—	—	—	—	—
Chief Executive Officer
Michael F. Hines,	3/1/06	—	—	—	—	—	—	—	62,500	$37.90	$16.18
Executive Vice	—	$275,192	$343,991	$687,981	—	—	—	—	—	—	—
President and Chief Financial Officer
William R. Colombo,	3/1/06	—	—	—	—	—	—	—	62,500	$37.90	$16.18
President and	—	$377,885	$472,356	$944,712	—	—	—	—	—	—	—
Chief Operating Officer
William R. Newlin,	—	$100,000	$100,000	$100,000	—	—	—	—	—	—	—
Executive Vice President and Chief Administrative Officer

								All			Grant
								Other			Date
								Stock			Fair
								Awards:		Exercise	Value
								Number	All Other	or Base	of
					Estimated Future Payouts			of	Option	Price of	Stock
		Estimated Future Payouts Under Non-			Under Equity Incentive			Shares	Awards:	Option	and
		Equity Incentive Plan Awards(1)			Plan Awards			of Stock	Securities	Awards	Option
	Grant	Threshold		Maximum	Threshold	Target	Maximum	or Units	Underlying	($/Sh)	Awards
Name	Date	($)	Target ($)	($)	(#)	(#)	(#)	(#)	Options (#)	(2)	(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Gwen K. Manto,	3/1/06	—	—	—	—	—	—	—	62,500	$37.90	$16.18
Executive Vice	—	$366,923	$458,654	$917,307	—	—	—	—	—	—	—
President and Chief Merchandising Officer

(1)	Payments were made pursuant to our 2002 Stock Plan, as set forth in column (g) of our Summary Compensation Table. Amounts were earned in fiscal 2006, but were paid in fiscal 2007.

(2)	The exercise price of the options awarded on March 1, 2006 was determined in accordance with our 2002 Stock Plan, which provides that the exercise price for each share covered by an option shall be the closing sale price for our common stock as quoted on the New York Stock Exchange for the last market trading day prior to the time of determination. $37.90 was the closing price for our common stock on February 28, 2006.

(3)	The full grant date fair value calculations are computed in accordance with FAS 123R for those options awarded to the named executive officers in fiscal 2006 under the Company’s 2002 Stock Plan (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation may be found in the “Stock-Based Compensation” section of Note 1 of the footnotes to the Company’s financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007.

Understanding Our Summary Compensation and Grants of Plan-Based Awards Tables.

Offer Letters for Executive Officers

On November 28, 2005, the Company agreed to terms of employment with Gwen Manto, whereby Ms. Manto agreed to join the Company as Executive Vice President & Chief Merchandising Officer. Ms. Manto joined the Company in January 2006. Under the offer letter, Ms. Manto receives a gross annual salary of $600,000, and is eligible to participate in the Company’s management bonus plan. Ms. Manto received a signing bonus of $385,000, and an initial stock grant of 75,000 shares, which are cliff vested at three (3) years from her starting employment date. The Company also agreed to pay to Ms. Manto the value of 8,000 units of unvested restricted stock held by Ms. Manto in connection with her previous employment at Sears, Roebuck & Company. These payments were made in two installments during 2006 and 2007, with the first payment of $609,250 having been paid on February 15, 2006 and the second payment being made in fiscal 2007. Additionally, Ms. Manto is eligible to participate in the full range of benefits and 401(k) plan offered to other Company officers.

We executed an offer letter with William R. Newlin, our Chief Administrative Officer and Executive Vice President who joined the Company on October 22, 2003. As part of his offer letter, Mr. Newlin received a non-qualified stock option grant exercisable for 600,000 shares of our common stock, which vested 50%, 25% and 25% on the first, second and third anniversaries of the grant and is exercisable for not less than six years from the dates of vesting. All of the option vests upon the occurrence of an event where Edward W. Stack (whether by reason of stock ownership or position) is no longer in a position to make controlling judgments concerning the employee’s responsibilities with our Company.

Other than the offer letters referenced above, none of our named executive officers had employment agreements in place with us as of the end of the 2006 fiscal year. Randall K. Zanatta, President and Chief Executive Office of our wholly-owned subsidiary, Golf Galaxy, who became one of our executive officers in 2007, has an employment agreement with us, and Timothy E. Kullman, who became our Senior Vice President and Chief Financial Officer in 2007, entered into an offer letter with the Company, each as described in “Compensation

Discussion and Analysis” beginning on page 19 of this proxy statement. All of our executive officers as of the end of fiscal 2006 have executed agreements with us providing them with severance payments upon termination of employment with us under certain circumstances. See “Potential Payments Upon Termination or Change-in-Control” on page 33 of this proxy statement for a description of these severance payment agreements.

Option Awards

The Company’s 2002 Stock Plan permits the granting of options, both incentive stock options and non-qualified stock options, to purchase shares of our common stock. The Company’s 1992 Stock Plan also permitted the granting of both incentive stock options and non-qualified stock options. The 1992 Stock Plan terminated in 2002, such that no new options can be granted under the 1992 Stock Plan, although certain options previously granted under the 1992 Stock Plan remain exercisable. Non-qualified stock options were granted to the Company’s named executive officers in fiscal 2006 as set forth in the Summary Compensation Table above. The option exercise price for each share covered by an option was determined, in accordance with the Company’s 2002 Stock Plan, as the closing sale price for our common stock as quoted on the New York Stock Exchange for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as they deem reliable. The term of the option may not exceed ten (10) years from the date of the grant. Generally, options vest 25% per year over a four (4) year period on each anniversary of the date of grant. See “Potential Payments Upon Termination or Change-in-Control” beginning on page 33 of this proxy statement for a description of the effects of employment termination or a change in control on stock option awards.

Incentive Bonus Award

The Company’s 2002 Stock Plan allows for the payment of incentive bonus awards to executive officers. Incentive bonus awards payable to named executive officers in fiscal 2006 are reflected in column (g) of the above Summary Compensation Table. Each incentive bonus award confers the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period, which is typically the fiscal year, established by the Compensation Committee. Each incentive bonus award is documented with respect to the threshold, target and maximum amount payable, the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, the term of the performance period as to which performance shall be measured for determining the amount of any payment and the timing of any payment earned by virtue of performance. The maximum amount payable as a bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an incentive bonus award granted under the 2002 Stock Plan for any fiscal year that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $5,000,000.

The Compensation Committee establishes the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an incentive bonus award, which criteria may be based on financial performance and/or personal performance evaluations. The Compensation Committee may specify the percentage of the target incentive bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. For additional detail regarding the targets and criteria utilized in connection with the payment of the incentive bonus awards in fiscal 2006, see “Compensation Discussion and Analysis” on page 19 of this proxy statement.

The Compensation Committee determines the timing of payment of any incentive bonus, and may provide for or may permit an election for the payment of any incentive bonus to be deferred to a specified date or event. An incentive bonus may be payable in equity or in cash or other property, including any award permitted under the 2002 Stock Plan. Notwithstanding satisfaction of any performance goals, the amount paid under an incentive bonus award on account of either financial performance or personal performance evaluations may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee shall determine.

Travel Policy

Our Compensation Committee and Board of Directors approved a Company Travel Policy for Non-Business Use of Corporate Aircraft in November 2004, which was filed with the SEC on a Form 8-K. Under the policy, certain of our executives (including the Chief Executive Officer, President, Executive Vice Presidents, members of the Board of Directors and other officers designated by the Chief Executive Officer) may use any aircraft owned or leased by us for non-business purposes. The frequency and priority of the non-business use of the aircraft by these executives will be determined by our Chief Executive Officer. Except as approved by our Chief Executive Officer or the Company’s Compensation Committee, the value of the non-business trip is billed to the executive (done directly through our aircraft management company to the executive or director and paid by the executive or director to our third-party aircraft management company) at the aggregate incremental cost to the Company determined in accordance with Item 402 of Regulation S-K, as amended (but no less than $500 per hour for each hour of flight time), and in accordance with Federal Aviation Association regulations. In any limited instances where the executive or director is not billed, any non-reimbursed travel will be considered income to the executive or director and reported in the executive’s earnings in accordance with the base aircraft valuation formula, which is also known as the standard industry fare level formula.

At least yearly, the Company’s director of internal audit conducts an internal audit of the non-business use of the corporate aircraft to confirm adherence to the travel policy, and prepares a report to the Company’s Compensation Committee relating to such audit.

Reference is also made to our “Compensation Discussion and Analysis” on page 19 of this proxy statement, which discusses compensation paid to our executive officers, and how each component of executive officer compensation is structured, and the rationale for such structure.

Outstanding Equity Awards At Fiscal Year End — 2006

The following table sets forth all unexercised options that have not vested which have been awarded to our named executive officers by the Company and that are outstanding as of February 3, 2007.

	Option Awards							Stock Awards
										Equity	Equity
										Incentive	Incentive
				Equity						Plan	Plan Awards:
				Incentive						Awards:	Market or
				Plan Awards:					Market	Number of	Payout Value
	Number of	Number of		Number of				Number of	Value	Unearned	of Unearned
	Securities	Securities		Securities				Shares or	of Shares or	Shares, Units	Shares, Units
	Underlying	Underlying		Underlying				Units of	Units of	or Other	or Other
	Unexercised	Unexercised		Unexercised	Option	Option		Stock That	Stock That	Rights That	Rights That
	Options (#)	Options (#)		Unearned	Exercise	Expiration		Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date		Vested (#)	Vested ($)	Vested (#)	Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)	(i)	(j)

Edward W. Stack,	169,500	—		—	$2.16	01/27/2010
Chairman and Chief	1,848,000	—		—	$6.00	10/15/2012
Executive Officer	—	1,848,000	(1)	—	$22.87	10/21/2013
	54,000	18,000	(2)	—	$25.25	01/21/2014
	31,250	93,750	(3)	—	$35.95	03/02/2015
	—	150,000	(4)	—	$37.90	03/01/2016		—	—	—	—
Michael F. Hines,	34,500	11,500	(2)	—	$25.25	01/21/2014
Executive Vice President	12,500	37,500	(3)	—	$35.95	03/02/2015
and Chief Financial	—	62,500	(4)	—	$37.90	03/01/2016		—	—	—	—
Officer
William R. Colombo,	48,634	—		—	$1.08	11/12/2012
President and Chief	462,000	—		—	$6.00	10/15/2012
Operating Officer	34,500	11,500	(2)	—	$25.25	01/21/2014
	12,500	37,500	(3)	—	$35.95	03/02/2015
	—	62,500	(4)	—	$37.90	03/01/2016		—	—	—	—
William R. Newlin,	500,000	—		—	$18.38	09/22/2013	(5)
Executive Vice	11,500	11,500	(2)	—	$25.25	01/21/2014
President and Chief	—	37,500	(3)	—	$35.95	03/02/2015		—	—	—	—
Administrative Officer
Gwen K. Manto,	—	75,000	(6)	—	$35.99	01/09/2016
Executive Vice	—	62,500	(4)	—	$37.90	03/01/2016		—	—	—	—
President and Chief Merchandising Officer

(1)	Stock option vests in its entirety on October 21, 2007.

(2)	Stock Option vests at the rate of 25% per year, with vesting dates of 1/21/2005, 1/21/2006, 1/21/2007 and 1/21/2008.

(3)	Stock Option vests at the rate of 25% per year, with vesting dates of 3/2/2006, 3/2/2007, 3/2/2008 and 3/2/2009.

(4)	Stock Option vests at the rate of 25% per year, with vesting dates of 3/1/2007, 3/1/2008, 3/1/2009 and 3/1/2010.

(5)	Stock Option is exercisable for a six (6) year period from the date of vesting, regardless of termination or retirement.

(6)	Stock Option vests in its entirety on January 9, 2009.

Option Exercises And Stock Vested — 2006

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized	Number of Shares	Value Realized
Name	Exercise (#)	on Exercise ($)	Acquired on Vesting (#)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Edward W. Stack, Chairman and Chief Executive Officer(1)	201,000	9,531,420	—	—
Michael F. Hines, Executive Vice President and Chief Financial Officer(2)	737,640	34,910,731	—	—
William R. Colombo, President and Chief Operating Officer(3)	300,000	13,917,152	—	—
William R. Newlin, Executive Vice President and Chief Administrative Officer(4)	135,500	4,599,555	—	—
Gwen K. Manto, Executive Vice President and Chief Merchandising Officer	—	—	—	—

(1)	Mr. Stack exercised a stock option for 201,000 shares on January 8, 2007, with an exercise price of $2.16 and market price of $49.58.

(2)	Mr. Hines exercised stock options for 78,700 shares on May 18, 2006, with an exercise price of $2.16 and market price of $40.3669; stock options for 116,200 shares on August 31, 2006, with an exercise price of $2.16 and market prices of $41.4043 (for 70,000 shares) and $41.4250 (for 46,200 shares), stock options for 400,000 shares on November 16, 2006, with exercise prices of $2.16 (for 80,740 shares) and $6.00 (for 319,260 shares) and market prices of $55.8919 (for 200,000 shares), $55.7145 (for 28,671 shares), $55.8765 (for 71,329 shares) and $56.0499 (for 100,000 shares), and stock options for 142,740 shares on November 17, 2006, with an exercise price of $6.00 and a market price of $55.5046.

(3)	Mr. Colombo exercised stock options for 100,000 shares on August 17, 2006, with an exercise price of $1.08 and market price of $41.3355, stock options for 100,000 shares on September 15, 2006, with an exercise price of $1.08 and market price of $45.0010, stock options for 96,316 shares on November 16, 2006, with an exercise price of $1.08 and market price of $56.0886, and stock options for 3,684 shares on November 17, 2006, with an exercise price of $1.08 and market price of $55.72.

(4)	Mr. Newlin exercised stock options for 60,500 shares on November 16, 2006, with exercise prices of $18.38 (for 25,000 shares), $25.25 (for 23,000 shares) and $35.95 (for 12,500 shares) and market prices of $55.9606 (25,000 shares) and $55.6906 (35,500 shares), stock options for 25,000 shares on November 17, 2006, with an exercise price of $18.38 and market price of $55.5446, stock options for 13,573 shares on November 21, 2006, with an exercise price of $18.38 and market prices of $54.0918 (10,000 shares) and $54.5501 (3,573 shares), stock options for 11,427 shares on November 27, 2006, with an exercise price of $18.38 and market price of $54.0120, stock options for 13,000 shares on November 30, 2006 with an exercise price of $18.38 and market price of $54.001, and stock options for 12,000 shares on December 1, 2006 with an exercise price of $18.38 and market price of $54.00.

Pension Benefits — 2006

The Company did not have in fiscal 2006, and currently does not have, any plans that provide for payments or other benefits at, following, or in connection with the retirement of our named executive officers, other than tax qualified defined contributions plans and/or nonqualified defined contribution plans.

Nonqualified Deferred Compensation — 2006

Aggregate
	Executive		Registrant		Aggregate			Balance
	Contributions		Contributions		Earnings		Aggregate	at Last Fiscal
	in Last Fiscal		in Last Fiscal		in Last Fiscal		Withdrawals/	Year
Name	Year ($)		Year ($)		Year ($)		Distributions ($)	End ($)
(a)	(b)		(c)		(d)		(e)	(f)

Edward W. Stack, Chairman and Chief Executive Officer	—		—		—		—	—
Michael F. Hines, Executive Vice President and Chief Financial Officer	—		—		—		—	—
William R. Colombo, President and Chief Operating Officer	—		—		—		—	—
William R. Newlin, Executive Vice President and Chief Administrative Officer(1)	$3,385	(2)	$1,692	(2)	$240	(2)	—	$5,317	(2)
Gwen K. Manto, Executive Vice President and Chief Merchandising Officer	—		—		—		—	—

(1)	Amounts set forth in this table reflect amounts deferred and contributed under the Company’s Supplemental Smart Savings Plan, which became effective July 2006.

(2)	These amounts are not included as compensation in the Summary Compensation Table located on page 26 of this proxy statement.

Dick’s Sporting Goods Supplemental Smart Savings Plans

On July 1, 2006, the Company’s Supplemental Smart Savings Plan became effective, which allows certain members of management to annually defer a portion of their existing compensation. We implemented the Supplemental Smart Savings Plan because certain members of management had historically been restricted in their ability to participate in the Company’s existing 401(k) Plan because of qualified plan testing rules.

Under the Supplemental Smart Savings Plan, as amended, we give eligible employees the opportunity to enter into agreements to defer up to 15% of their compensation (defined as base salary, quarterly bonus compensation and annual incentive bonus payments) up to a maximum of $12,000 for calendar year 2007. Employees may elect to receive distributions from the Supplemental Smart Savings Plan on the earlier of (i) a specific date which occurs no earlier than the second plan year following the plan year in which deferrals designated for distribution were credited or the date the employee’s employment is terminated for any reason, or (ii) the date the employee’s employment is terminated for any reason. The form of distribution may be, at the employee’s election, paid in a single lump sum payment, or monthly, quarterly, semi-annual or annual installments, with any installment term between two (2) and fifteen (15) years.

Once the deferral has been made, deferred amounts are recorded in accounts maintained by the Company. The Company’s Executive Benefits Committee is responsible for administration of the plan, subject to Rule 303A.05 of the New York Stock Exchange Listed Company Manual and the Company’s Compensation Committee Charter. The Company has the ability to match amounts deposited into plan accounts, up to a discretionary percentage of compensation determined annually by the Company, not to exceed 7% of a participant’s compensation, and less any matching amounts contributed through the Company’s 401(k) Plan. We have established a rabbi grantor trust, with a third party trust company as trustee, for the purpose of providing the Company with funds for the payment of matching amounts under the Supplemental Smart Savings Plan.

The Supplemental Smart Savings Plan is intended to constitute a non-qualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and is also intended to comply with Internal Revenue Code Section 409A, and contains restrictions to help ensure compliance. Our obligations to pay deferred compensation under the Supplemental Smart Savings Plan are unsecured general obligations of the Company. We may amend or terminate the Supplemental Smart Savings Plan at any time in whole or in part; provided that no amendment or termination may reduce the amount credited to accounts at the time of such amendment or termination.

The Supplemental Smart Savings Plan was amended on December 7, 2006, to provide that all executive officers were ineligible to participate in the Supplement Smart Savings Plan after December 31, 2006. As a result of the amendment, in March of 2007 our Compensation Committee approved the implementation of the Dick’s Sporting Goods Officers’ Supplemental Savings Plan, which allows certain key executives, including our named executive officers, the opportunity to defer under it up to 25% of their base salary and up to 100% of their annual bonus under the plan, to be allocated among a range of investment choices. For additional discussion of the terms of the Officers’ Plan, see “Compensation Discussion and Analysis” on page 19 of this proxy statement.

Potential Payments Upon Termination or Change-in-Control

As described under “Compensation Discussion and Analysis” on page 19 of this proxy statement, our executive officers do not have employment agreements with the Company, with the exception of Randall Zanatta, who became an executive officer of the Company in fiscal 2007 and whose contract entitles him to severance if he is terminated without cause or if he resigns for good reason, as defined in the employment agreement. There are no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to a named executive officer at, following, or in connection with a change in control of the company. The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if the named executive’s employment had terminated on February 3, 2007, given the named executive officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan, subsidized retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company’s stock price, any actual amounts paid or distributed may be different.

Severance Agreements.  Other than Mr. Zanatta, all of our executive officers have executed agreements with us providing them with limited severance payments upon termination under certain circumstances. Terminated officers are not provided with severance if the officer voluntarily terminates employment with us, retires, is terminated as a result of death or permanent disability or the officer is terminated for the following reasons: (i) fraud or felonious conduct, (ii) embezzlement or misappropriation of Company funds or property, (iii) material breach of the non-competition, non-disclosure and confidentiality covenants set forth in the severance agreement or any material violation of the provisions of the Company’s employee handbook, (iv) gross negligence, or (v) employee’s consistent inability or refusal to perform, or willful misconduct in or disregard of the performance of his or her duties and obligations, under certain circumstances. Upon the termination of employment of a named executive officer for any reason other than those set forth above, we are obligated to pay to that officer an amount equal to the greater of (i) four (4) weeks of pay at the officer’s base salary or (ii) one (1) week of pay for every year of employment with us. The severance payment is payable bi-weekly over the 12-month period following the officer’s termination. The Company in its discretion may offer other arrangements to employees who end employment with the Company. Each officer has agreed to comply with certain non-competition covenants in connection with execution of the severance agreements.

The amounts that would be payable to each named executive officer if their employment had been terminated on February 3, 2007, assuming that the named executive officer had not been terminated for any of the reasons set forth above which would nullify our obligation to pay severance, as is the case with Messrs. Hines and Newlin each of whom retired or voluntarily terminated employment, is approximately as follows: Edward W. Stack $362,500, William J. Colombo $216,350 and Gwen Manto $46,150.

Stock Option Awards.  The following sets forth the applicable provisions of our 1992 Stock Plan and 2002 Stock Plan with respect to exercisability of options upon termination or change-in-control.

1992 Stock Plan.  In the event that a named executive officer is terminated without cause as determined by the committee charged with administering the 1992 Stock Plan, currently the Compensation Committee, the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of thirty (30) days following termination or until the expiration date of the stock option. In the event that the named executive officer is terminated for cause as determined by the Compensation Committee (defined as (i) fraud or felonious conduct; (ii) embezzlement or misappropriation of funds or property; (iii) consistent refusal to perform, or willful misconduct in or disregard of the performance of duties and obligations; (iv) gross negligence; or (v) breach of employment agreement, if applicable), all outstanding options, whether or not vested, shall be immediately forfeited. In the event that the named executive officer voluntarily terminates his employment due to a total and permanent disability (within the Company’s standard guidelines) or due to the employee’s death, the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of ninety (90) days following termination or until the expiration date of the stock option.

In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, the holder of options under the 1992 Stock Plan is entitled to receive, at their election (a) upon the due exercise of the option or (b) upon the effective date of the reorganization, sale, merger, consolidation or similar transaction, the cash, securities, evidence of indebtedness, other property or any combination of those items that optionee would have been entitled to receive for common stock acquired through the exercise of said option (net of exercise price) immediately prior to the effective date of the transaction.

2002 Stock Plan.  In the event that a named executive officer’s continuous status as an employee is terminated (defined in the 2002 Stock Plan as the absence of any interruption or termination of the employment relationship, except in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Board, provided such period does not exceed ninety (90) days, unless reemployment is guaranteed by contract, statute or Company policy, or (iv) transfers between locations of the Company or between the Company and its subsidiaries), the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of ninety (90) days following termination or until the expiration date of the stock option. Except as otherwise set forth in the option award itself, in the event that the named executive officer voluntarily terminates employment due to a total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or due to the employee’s death, the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable for the lesser of a period of twelve (12) months following termination or until the expiration date of the stock option. In each case, our 2002 Stock Plan grants the administrator of the plan the ability to set other periods of time with respect to the period in which an award can be exercised, as set forth in the document evidencing such option or award.

In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, the Board may authorize all outstanding options or awards to be assumed or an equivalent option or right to be substituted by the successor corporation or parent or subsidiary of such successor corporation. In the event that the successor corporation does not agree to assume the options or rights, or to substitute an equivalent option or stock appreciation right, the Board shall provide for employees to have the right to exercise all options previously granted to such employee, including those not otherwise exercisable at the time.

The following table provides the value of equity awards that each named executive officer would be eligible to receive via exercise if the executive was terminated or became totally disabled or died as of February 3, 2007.

Executive Officer	Upon Termination, Death or Disability(1)

Edward W. Stack	$97,147,225
Michael F. Hines	$1,162,510
William J. Colombo	$25,314,780
William R. Newlin	$17,542,710
Gwen Manto	$—

(1)	Amounts are based on the closing sale price of the Company’s Common Stock on February 2, 2007, and assume full exercise of all options exercisable, but do not include any acceleration of vesting which could occur pursuant to a change-in-control under the terms of our stock option plans.

Employee Stock Purchase Plan.  Under the terms of our Employee Stock Purchase Plan, referred to as our ESPP, upon a participant’s termination of service, defined as the earliest of his or her retirement (defined as voluntary termination of employment on or after attaining age 55), death, resignation, discharge or permanent separation from service with the Company, for any reason other than death or resignation, no payroll deductions may be made from his or her payroll, and the entire balance credited under his or her ESPP account will be automatically refunded. Upon a participant’s retirement, the participant may elect to have the entire amount credited to his or her account (as of the date of retirement) refunded, or to have the entire amount credited under his or her account held in the account and used to purchase shares as provided under the ESPP in accordance with all applicable requirements of the Internal Revenue Code that apply to the ESPP.

In the event that the Company is dissolved or liquidated, or is a party to a merger or consolidation in which the Company is not the surviving entity, every purchase right outstanding under the ESPP will terminate.

Supplemental Savings Plans.

Company Supplemental Savings Plan.  Under the terms of the Company’s Supplemental Smart Savings Plan, which as of December 7, 2006 excludes executive officers from eligibility to participate, if a participant experiences a “separation from service,” which is defined in the plan as a termination of employment from the Company resulting from death, retirement or otherwise, but does not include absence for military leave, sick leave, or other bona fide leave of absence of less than six (6) months, then the participant shall receive the associated distribution from his or her accounts created under the plan. Such distribution may take the form of a single lump sum payment or monthly, quarterly, semi-annual or annual installments, with any installment terms between two (2) and fifteen (15) years. In the event a participant becomes permanently and totally disabled, as determined under the Company’s long term disability plan, the entire value of his or her accounts and the matching deferral account, will be distributed in a single lump sum.

In the event of a change-in-control of the Company (defined below), then all plan benefits are immediately payable in the form of a single lump sum or, according to the times and in the forms of distribution originally elected by the participant each year. Should a participant during an annual election period fail to make an election for time and form of payment, the benefit distribution will be made in the form of a single lump sum for the applicable year. A change-in-control of the Company is defined under the plan as a change in ownership or control of the Company or one of the following events (as objectively determined): (i) the acquisition of the Company’s stock that, together with the stock already held by such person, entity or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided that the acquisition of additional stock by a person, entity or group already owning more than 50% of the Company’s stock is not considered a change in ownership of the Company; (ii) during any 12-month period, the acquisition by any person, entity or group of stock of the Company that constitutes 35% or more of the total voting power of the stock of the Company, or a majority of the members of the Board of Directors is replaced by directors whose appointment or election was not endorsed by a majority of the members of the Board of Directors as constituted prior to the date of such appointment or election; or (iii) during any 12-month period, the acquisition by any person, entity or group of assets of the Company that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition; provided that, notwithstanding the foregoing, a change-in-control shall not occur under this section where there is a transfer of assets to an entity that is controlled by the stockholders of the Company immediately after the transfer.

Prior to the December 7, 2006 amendment, the only executive officer who participated in the Supplemental Savings Plan was Mr. Newlin, who retired at the end of March 2007. In connection with his retirement, Mr. Newlin will receive a distribution, which as of February 3, 2007 totaled of $5,317.

Officers’ Supplemental Savings Plan.  Under the terms of the Officers’ Plan, which became effective in fiscal year 2007, in the event of a participant’s retirement or early retirement (defined below), the participant is entitled to receive an amount equal to the total balance of the participant’s account and matching company account, which is payable in a single lump sum unless the participant has elected to receive the distribution in installments. Upon termination of employment other than by reason of retirement, early retirement, death or termination for cause (defined below), the participant is entitled to receive a termination benefit equal to the vested balance of the participant’s accounts, payable in a single lump sum; provided, that the vested portion of the Company’s matching account is payable in a single lump sum on the date the participant attains age fifty-five (55). If a participant is terminated for cause, the participant forfeits to the Company all rights to both vested and unvested contributions of the Company credited to the participant’s accounts, and is entitled to receive a benefit equal to the remaining balance of the participant’s accounts, payable in a single lump sum.

Retirement is defined in the Officers’ Plan as termination of employment, other than a termination for cause, on or after the date on which the participant has both attained age fifty-five (55) and completed at least five (5) years of participation in the Officers’ Plan, and early termination is termination of employment, other than for cause, on or after the date on which the participant has completed at least five (5) years of participation. Termination for cause is defined in the Officers’ Plan as termination of employment by reason of (a) a substantial intentional failure to perform duties as an employee or to comply with any material provision of his or her employment agreement with the Company, where such failure is not cured within thirty (30) days after receiving written notice from the Company specifying in reasonable detail the nature of the failure, (b) a breach of fiduciary duty to the Company by reason of receipt of personal profits, (c) conviction of a felony, or (d) any other willful and gross misconduct committed by the participant.

Distributions are also triggered upon a participant’s death or disability (as defined in applicable treasury regulations) or in the event of certain hardships or changes of control (each as defined under Section 409A of the Internal Revenue Code). A change in control is defined in the Officers’ Plan as any of: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of 50% (rounded to the next whole person) in the membership of the Board of Directors of the Company within a twelve (12) month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of two-thirds (2/3) (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve (12) month period. Notwithstanding the foregoing, no event shall constitute a “change in control” for purposes of acceleration of distributions on termination of the Plan if it is not a “change in the ownership or effective control of the corporation,” or “in the ownership of a substantial portion of the assets of the corporation,” “corporate dissolution,”

or “with approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)” within the meaning of Code Section 409A.

Life Insurance Benefits.  The Company currently pays the premiums for life insurance policies for the benefit of Messrs. Stack and Colombo, for which the beneficiaries under the policies, upon each executive’s death, is the executive’s respective spouses, and for an additional life insurance policy for which a personal beneficiary designated by Mr. Stack is, upon the executive’s death, the beneficiary. For detail regarding the premiums paid by the Company, see footnotes 6 and 8 of the Summary Compensation Table on page 26. If Messrs. Stack and Colombo had died on February 3, 2007, the spouses of Mr. Stack and Mr. Colombo would have received $2,413,407 and $1,250,510, respectively, under this arrangement, and a personal beneficiary designated by Mr. Stack would have received $4,000,000 with respect to Mr. Stack’s additional policy.

ITEM 2 — APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated Employee Stock Purchase Plan

Our Board of Directors has adopted, subject to stockholder approval, an Amended and Restated Employee Stock Purchase Plan. The original Employee Stock Purchase Plan, or ESPP, was approved by our stockholders at our 2003 annual meeting. The purpose for amending and restating our prior ESPP is to: (i) establish a new term for the Amended and Restated ESPP through June 30, 2012, (ii) remove restrictions regarding minimum hourly employment levels previously required for employee eligibility, (iii) provide the Compensation Committee the ability to implement a cap with respect to the number of shares to be purchased in each purchase period and (iv) allow for the purchase of fractional shares of stock in lieu of carrying forward balances in ESPP accounts. The complete text of the Amended and Restated ESPP is attached as Appendix A to this proxy statement. The Amended and Restated ESPP provides our employees with an opportunity to purchase our common stock through accumulated payroll deductions and at a discount from fair market value. The total number of shares of common stock with respect to which purchases may be made under the Amended and Restated ESPP is 817,895 (the number of shares remaining under the original ESPP), which amount shall be adjusted in the event of a change in the number of outstanding shares of common stock resulting from a stock split or other subdivision or consolidation of shares or other capital adjustment, the payment of stock dividends or distributions, or other change in the number of outstanding shares of common stock effected without receipt of consideration of the Company in accordance with the terms of the Amended and Restated ESPP. The Amended and Restated Amended and Restated ESPP is administered by our Compensation Committee.

Eligible employees may purchase shares having a fair market value of up to $25,000 for all purchases ending within the same calendar year under this plan. Our employees are eligible to participate if they are employees of Dick’s Sporting Goods, Inc. whose customary employment is for more than five (5) months in a calendar year and do not own 5% or more of our voting stock. As of January 1, 2007, the most recent purchase period start date, we had 8,470 employees who were eligible for participation under the Amended and Restated ESPP. Offering periods have commenced every six (6) months from December 31, 2002, or as otherwise determined by the Compensation Committee. The purchase price per share for our common stock under the plan will be equal to the lower of 85% of the fair market value of our common stock on the first or last day of each offering period. A cap on the number of shares to be purchased during any particular purchase period may be implemented by the Compensation Committee prior to an offering period, and amounts to be purchased which are in excess of the cap will be reduced on a pro rata basis. Employees may end their participation under the Amended and Restated ESPP at any time prior to the last date of any one offering period and, generally, such participation will be automatically terminated on termination of employment.

In the event we are the surviving corporation in a merger, reorganization or other business combination, the right to purchase shares issued under the Amended and Restated ESPP will be assumed, such that they will cover the securities or other property that common stock holders are entitled to pursuant to the terms of the merger, reorganization or other business combination. A dissolution or liquidation or a merger or consolidation in which we are not the surviving entity will cause each purchase right then outstanding to terminate. Although generally our Board of Directors has the power to amend, modify or terminate the Amended and Restated ESPP at any time so long as previously granted purchase rights of plan participants are not impaired, certain proposed amendments to the Amended and Restated ESPP, including extending the term as is proposed here, do require approval from our stockholders. The Company receives continued employment by the employees as consideration for the Amended and Restated ESPP. The Amended and Restated ESPP will terminate on June 30, 2012 unless earlier terminated by our Board of Directors.

For U.S. federal income tax purposes, an employee does not realize income at the time of entry into the Amended and Restated ESPP or purchase of a share. If no disposition of the stock is made within two (2) years from the first day of an offering period, or one year from the date the share is purchased by the employee, upon subsequent disposition of the stock, ordinary income will be realized to the extent of the lesser of (i) 15% of the average market value on the first business day of the offering period, or (ii) the amount by which the net proceeds of the sale exceed the price paid. Any further gain will be treated as capital gain. No income tax deduction will be allowed by the Company for shares purchased by the employee, provided such shares are held for the periods described above. If the shares are disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the shares on the date of purchase over the price paid, and in these circumstances, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee. Tax treatment in jurisdictions outside the U.S. will be governed by local laws.

The affirmative vote of the holders of a majority of the votes represented in person or by proxy and entitled to vote on this item is required for approval of the Amended and Restated ESPP. The Board has approved the Amended and Restated ESPP and believes it to be in the best interests of the Company and the stockholders.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Amended and Restated Employee Stock Purchase Plan.

Plan Benefits

The following table presents the benefits or amounts that have been received by or allocated to each person or group set forth below, to the extent these amounts or benefits are currently determinable.

Amended and Restated Employee Stock Purchase Plan

Number of Shares
of Common Stock
Purchased under
Name and Position	the Plan(1)

Edward W. Stack, Chairman and Chief Executive Officer and Director(2)	—
Michael F. Hines, Executive Vice President and Chief Financial Officer	5,875
William J. Colombo, President and Chief Operating Officer and Director	5,855
William R. Newlin, Executive Vice President and Chief Administrative Officer	2,490
Gwen K. Manto, Executive Vice President and Chief Merchandising Officer	—
Executive Group	14,220
Non-Executive Director Group(3)	—
Non-Executive Officer Employee Group	924,830

(1)	Eligible employees currently may purchase shares having a fair market value of up to $25,000 for all purchases ending within the same calendar year under the Amended and Restated ESPP. The purchase price per share for our common stock under the Amended and Restated ESPP will be equal to the lower of 85% of the fair market value of our common stock on the first or last day of each purchase period. Amounts reflect aggregate purchases made under the ESPP.

(2)	Edward W. Stack is ineligible due to his percentage ownership of Class B common stock and common stock.

(3)	Non-Executive Directors and Non-Executive Director Group are not eligible under the Amended and Restated ESPP because they are not employees of the Company.

The market value of the Company’s common stock on April 19, 2007 was $56.77 per share (the closing price as reported on the NYSE). The Amended and Restated ESPP is not exclusive and does not limit the authority of the Board or its committees to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Equity Compensation Plans

The following table summarizes information, as of February 3, 2007, relating to compensation plans (including individual compensation arrangements) of the Company under which equity securities of the Company are authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	9,816,414 (2)	$19.76	9,561,313 (2)
Equity compensation plans not approved by security holders	—	—	—
Total	9,816,414 (2)	$19.76	9,561,313 (2)

(1)	Includes 1992 Stock Plan, 2002 Stock Plan and ESPP.

(2)	Shares of common stock. Under the 2002 Stock Plan and the ESPP no options have been granted that are exercisable for Class B common stock.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two (2) or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to Dick’s Sporting Goods, Inc., Investor Relations, 300 Industry Drive, RIDC Park West, Pittsburgh, PA 15275 or call us at (724) 273-3400 if (i) you wish to receive a separate copy of an annual report or proxy statement for this meeting; (ii) you would like to receive separate copies of those materials for future meetings; or (iii) you are sharing an address and you wish to request delivery of a single copy of annual reports or proxy statements if you are now receiving multiple copies of annual reports or proxy statements.

Advance Notice Procedures.  Under our bylaws, no business may be presented by any stockholder before an annual meeting unless it is properly presented before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to our General Counsel (containing certain information specified in the bylaws about the stockholder and the proposed action) at least 150 days prior to the anniversary date of the preceding year’s annual meeting — that is, with respect to the 2008 annual meeting, by January 7, 2008. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Stockholder Proposals for the 2008 Annual Meeting.  Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2008 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s Office of General Counsel no later than January 4, 2008. Proposals should be sent to General Counsel, Dick’s Sporting Goods, Inc., 300 Industry Drive, RIDC Park West, Pittsburgh, Pennsylvania 15275.

Proxy Solicitation and Costs.  The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

APPENDIX A

Dick’s Sporting Goods, Inc.

Amended and Restated Employee Stock Purchase Plan

I. DEFINITIONS

Account means the Employee Stock Purchase Plan Account established for a Participant under Section IX hereunder.

Board of Directors shall mean the Board of Directors of the Company.

Code shall mean the Internal Revenue Code of 1986, as amended.

Committee shall mean the Compensation Committee of the Board of Directors.

Common Stock shall mean shares of the common stock, par value $.01 per share, and any security into which such stock shall be converted or shall become by reason of changes in its nature such as by way of recapitalization, reclassification, changes in par value, merger, consolidation or similar transaction.

Company shall mean Dick’s Sporting Goods, Inc., a Delaware corporation. When used in the Plan with reference to employment, Company shall include Subsidiaries.

Compensation shall mean the total of such Eligible Employee’s base salary plus bonus payments paid to an Eligible Employee by the Company.

Effective Date shall mean the date of effectiveness of the Company’s Registration Statement relating to the initial public offering of the Company’s Common Stock.

Eligible Employees shall mean only those persons who, as of the first day of a Purchase Period, are Employees of the Company and who are not, as of the day preceding the first day of the Purchase Period, deemed for purposes of Section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

Employees shall mean all persons who are employed by the Company as regular, common-law employees whose customary employment is for more than five (5) months in a calendar year.

Exercise Date shall mean the last day of a Purchase Period.

Fair Market Value shall mean: (i) as of the Effective Date the initial public offering price of the Company’s Common Stock as approved by the Board of Directors; or (ii) as of any date subsequent to the Effective Date, the last reported sales price of the Common Stock on such date as reported by the Nasdaq National Market or the principal national securities exchange on which such stock is listed and traded, or in each such case where there is no trading on such date, on the first previous date on which there is such trading.

Participant shall mean an Eligible Employee who elects to participate in the Plan under Section VII hereunder.

Plan shall mean the Dick’s Sporting Goods, Inc. Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

Purchase Period shall mean: (a) for the initial purchase period, the period commencing on July 1, 2007 and ending on December 31, 2007; and (b) thereafter, purchase periods shall be semi-annual or as otherwise elected by the Committee not less than 60 days in advance of the commencement of such period. A Purchase Period shall begin on the first business day of, and end on the last business day of, each such calendar period. The last Purchase Period under the Plan shall terminate on or before the date of termination of the Plan provided in Section XXIII.

Subsidiary shall mean any corporation which is a subsidiary of the Company within the meaning of Section 424(f) of the Code.

Termination of Service shall mean the earliest of the following events with respect to a Participant: his or her retirement, death, quit, discharge or permanent separation from service with the Company.

The masculine gender includes the feminine, the singular number includes the plural and the plural number includes the singular unless the context otherwise requires.

II. PURPOSE

It is the purpose of this Plan to provide a means whereby Eligible Employees may purchase Common Stock through payroll deductions. It is intended to provide a further incentive for Employees to promote the best interests of the Company and to encourage stock ownership by Employees in order to participate in the Company’s economic progress.

It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the provisions of the Plan shall be construed in a manner consistent with the Code.

III. ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. The Committee shall have all necessary authority to communicate, from time to time, with Eligible Employees and Participants for purposes of administering the Plan, and shall notify Eligible Employees promptly of its election of the term of each forthcoming Purchase Period, if other than semi-annual.

IV. SHARES OF COMMON STOCK

There shall be 817,895 shares of Common Stock reserved for issuance to and purchase by Participants under the Plan, subject to adjustment in accordance with Section XXI hereof. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Shares of Common Stock covered by the unexercised portion of any terminated purchase right may again be subject to purchase rights granted under the Plan.

V. PURCHASE PRICE

The purchase price per share of the shares of Common Stock sold to Participants under this Plan for any Purchase Period shall be the lesser of (a) 85% of the Fair Market Value of a share of Common Stock on the first day of such Purchase Period, or (b) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date of such Purchase Period.

VI. GRANT OF PURCHASE RIGHT TO PURCHASE COMMON STOCK

Each Eligible Employee shall be granted a purchase right effective on the first day of each Purchase Period to purchase a number of full and/or fractional shares of Common Stock (subject to adjustment as provided herein). No Eligible Employee shall be permitted to purchase shares of Common Stock under this Plan (or under any other “employee stock purchase plan” within the meaning of Section 423(b) of the Code, of the Company) with an aggregate Fair Market Value (as determined as of the first day of the Purchase Period) in excess of $25,000 for any one calendar year within the meaning of Section 423(b)(8) of the Code. For a given Purchase Period, payroll deductions shall commence on the first day of the Purchase Period and shall end on the related Exercise Date, unless sooner altered or terminated as provided in the Plan.

Anything herein to the contrary notwithstanding, if, as of the first day of a Purchase Period, any Eligible Employee entitled to purchase Common Stock hereunder would be deemed for the purposes of Section 423(b)(3) of the Code to own stock (including any number of shares of Common Stock which such person would be entitled to purchase hereunder) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares of Common Stock which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which when added to the number of shares of stock of the Company which such person is so deemed to own (excluding any number of shares of Common Stock which such person would be entitled to purchase hereunder), is one less than such 5%.

VII. ELECTION TO PARTICIPATE

An Eligible Employee may elect to become a Participant in this Plan by completing a “Stock Purchase Agreement” form within the defined enrollment period prior to the first day of the Purchase Period. In the Stock Purchase Agreement, the Eligible Employee shall authorize regular, “after tax” payroll deductions from his Compensation subject to the limitations in Section VIII below. Purchase rights granted to Eligible Employees who fail to authorize payroll deductions will automatically lapse. If a Participant’s payroll deductions allow him to purchase fewer than the maximum number of shares of Common Stock to which his purchase rights entitle him, the purchase rights with respect to the Common Stock which he does not purchase will lapse as of the last day of the Purchase Period.

The execution and delivery of the Stock Purchase Agreement as between the Participant and the Company shall be conditioned upon the compliance by the Company at such time with Federal (and any applicable state) securities laws.

The Stock Purchase Agreement and its submission may be accomplished through electronic or other media, and may be administered by the Company or another entity designated by the Company for this purpose.

VIII. PAYROLL DEDUCTIONS

An Eligible Employee may authorize payroll deductions from his Compensation for each payroll period of a specified percentage of such Compensation, not less than 1.0% and not more than 25%, in multiples of 1.0%.

The amount of payroll deduction shall be established at the beginning of a Purchase Period and may not be altered, except for complete discontinuance under Section XI, XIII or XIV hereunder.

IX. EMPLOYEE STOCK PURCHASE ACCOUNT

An Employee Stock Purchase Account will be established for each Participant in the Plan. Payroll deductions made under Section VIII will be credited to the individual Accounts. No interest or other earnings will be credited to a Participant’s Account and the assets of all such Accounts shall remain general assets of the Company until such assets are used to purchase Common Stock in accordance with Section X hereunder.

X. PURCHASE OF COMMON STOCK

As of any Exercise Date, the Participant shall buy and the Company shall sell at the purchase price determined in Section V the number of whole and/or fractional shares of Common Stock which can be purchased with the amount in the Participant’s Account; provided that in no event shall all Participants be permitted to purchase during any Purchase Period more than the amount or number of shares determined to be the maximum permissible by the Committee, if the Committee via resolution makes such a determination with respect to the Purchase Period as provided in Section XXII.

Anything herein to the contrary notwithstanding, no Participant may, in any calendar year, purchase a number of shares of Common Stock under this Plan which, together with all other shares of stock of the Company and its Subsidiaries which he may be entitled to purchase in such year under all other employee stock purchase plans of the Company and its Subsidiaries which meet the requirements of Section 423(b) of the Code, have an aggregate Fair Market Value (measured as of the first day of each applicable Purchase Period) in excess of $25,000. The limitation described in the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

XI. WITHDRAWAL

A Participant may withdraw from the Plan at any time prior to the Exercise Date of a Purchase Period by filing a notice of withdrawal. Upon a Participant’s withdrawal, the payroll deductions shall cease for the next payroll period and the entire amount credited to his Account shall be refunded to him. No refund of an Account balance made pursuant to the Plan shall include any amount in respect of interest or other imputed earnings.

Any Participant who withdraws from the Plan may again become a Participant hereunder at the start of the next Purchase Period in accordance with Section VII.

XII. ISSUANCE OF STOCK CERTIFICATES

(a) The shares of Common Stock purchased by a Participant shall, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. Prior to that date, none of the rights or privileges of a stockholder of the Company shall exist with respect to such Common Stock.

(b) Following the end of each Purchase Period, the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the Participant’s name at an entity designated by the Company for this purpose. The Participant may transfer these shares of Common Stock to another brokerage account of Participant’s choosing or request that a stock certificate be issued and delivered to the Participant.

(c) Notwithstanding any provision hereof to the contrary, no shares of Common Stock shall be issued, sold, registered or delivered pursuant to this Section XII or otherwise under the Plan unless such issuance, sale, registration or delivery shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

XIII. TERMINATION OF SERVICE

(a) Upon a Participant’s Termination of Service for any reason other than death or voluntary termination of employment on or after attaining age 55 (“Retirement”), no payroll deduction may be made from any Compensation due him as of the date of his Termination of Service and the entire balance credited to his Account shall be automatically refunded to him.

(b) Upon a Participant’s Retirement, no payroll deduction shall be made from any Compensation due him as of the date of his retirement. Such a Participant may, prior to Retirement, elect:

(1) to have the entire amount credited to his Account as of the date of his Retirement refunded to him, or

(2) to have the entire amount credited to his Account held therein and utilized to purchase Common Stock on the Exercise Date as provided in Section X and in accordance with all applicable requirements of the Code relating to the Plan.

(c) Upon the death of a Participant, no payroll deduction shall be made from any Compensation due him at time of death, and the entire balance in the deceased Participant’s Account shall be paid to the Participant’s designated beneficiary, or otherwise to his estate.

XIV. TEMPORARY LAYOFF, AUTHORIZED LEAVE OF ABSENCE, DISABILITY

Payroll deductions shall cease during a period of absence without pay from work due to a Participant’s temporary layoff, authorized leave of absence, disability or for any other reason. If such Participant shall return to active service prior to the Exercise Date for the current Purchase Period, payroll deductions shall be resumed in accordance with his prior authorization.

If the Participant shall not return to active service prior to the Exercise Date for the current Purchase Period, the balance of his Stock Purchase Account will be used to purchase Common Stock on the Exercise Date as provided in Section X and in accordance with all applicable requirements of the Code relating to the Plan, unless the Participant elects to withdraw from the Plan in accordance with Section XI.

XV. PROCEDURE IF INSUFFICIENT COMMON STOCK AVAILABLE

In the event that on any Exercise Date the aggregate funds available for the purchase of shares of Common Stock pursuant to Section X hereof would result in purchases of shares of Common Stock in excess of the number of shares of Common Stock then available for purchase under the Plan, the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant on the Exercise Date in order to eliminate such excess, and the provisions of the second paragraph of Section X shall apply.

XVI. RIGHTS NOT TRANSFERABLE

The right to purchase shares of Common Stock under this Plan is exercisable only by the Participant during his lifetime and is not transferable by him. If a Participant attempts to transfer his right to purchase shares of Common Stock under the Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section XI hereof shall apply with respect to such Participant.

XVII. NO OBLIGATION TO EXERCISE PURCHASE RIGHTS

Granting of a purchase right under this Plan shall impose no obligation on an Eligible Employee to exercise such purchase right.

XVIII. NO GUARANTEE OF CONTINUED EMPLOYMENT

Granting of a purchase right under this Plan shall imply no right of continued employment with the Company for any Eligible Employee.

XIX. NOTICE

Any notice which an Eligible Employee or Participant files pursuant to this Plan shall be in writing and shall be delivered personally or by mail addressed to the Compensation Committee, c/o Vice President-Finance at Dick’s Sporting Goods, Inc., or such other person or location as may be specified by the Committee.

XX. REPURCHASE OF STOCK

The Company shall not be required to repurchase from any Participant shares of Common Stock acquired under this Plan.

XXI. ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

The aggregate number of shares of Common Stock which may be purchased pursuant to purchase rights granted hereunder, the number of shares of Common Stock covered by each outstanding purchase right, and the purchase price thereof for each such purchase right shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares of Common Stock or for other capital adjustments or payments of stock dividends or distributions or other increases or decreases in the outstanding shares of Common Stock affected without receipt of consideration of the Company.

Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger, reorganization or other business combination, any purchase right granted hereunder shall cover the securities or other property to which a holder of the number of shares of Common Stock would have been entitled pursuant to the terms of the merger. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving entity shall cause every purchase right outstanding hereunder to terminate.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to a purchase right.

XXII. AMENDMENT OF THE PLAN

The Board of Directors may, without the consent of the Participants, amend the Plan at any time, provided that no such action shall adversely affect purchase rights theretofore granted hereunder, and provided that no such action by the Board of Directors, without approval of the Company’s stockholders, may:

(a) increase the total number of shares of Common Stock which may be purchased by all Participants, except as contemplated in Section XXI;

(b) change the class of Employees eligible to receive purchase rights under the Plan;

(c) decrease the minimum purchase price under Section V;

(d) extend a Purchase Period hereunder; or

(e) extend the term of the Plan.

In addition, the Compensation Committee may, without the consent of the Participants, amend the Plan via Committee resolution at any time to require that the amount of stock which may be purchased by any Participant bear a uniform relationship to the total compensation, or the basic or regular rate of compensation or to provide that no Participant may purchase more than a maximum amount of stock.

XXIII. INTERNATIONAL PARTICIPANTS

With respect to Eligible Employees who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such Eligible Employees in order to conform such terms with the requirements of local law.

XXIV. TERM OF THE PLAN

This Plan shall become effective as of the Effective Date upon its adoption by the Board of Directors, provided that it is approved at a duly-held meeting of stockholders of the Company, by an affirmative majority of the total votes present and voting thereat, within 12 months after the earlier of the Effective Date or the date of adoption by the Board of Directors. If the Plan is not so approved, no Common Stock shall be purchased under the Plan and the balance of each Participant’s Account shall be promptly returned to the Participant. The Plan shall continue in effect through June 30, 2012, unless terminated prior thereto pursuant to the next succeeding sentence. The Board of Directors shall have the right to terminate the Plan at any time, effective as of the next succeeding Exercise Date. In the event of the expiration of the Plan or its termination, outstanding purchase rights shall not be affected, except to the extent provided in Section XV and any remaining balance credited to the Account of each Participant as of the applicable Exercise Date shall be refunded to each such Participant.

XXV. GOVERNING LAW

The validity, constrictions and effect of the Plan, agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the state of Delaware, without regard to its conflict of laws principles.

DICK’S SPORTING GOODS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Edward W. Stack, William J. Colombo and Joseph Oliver, and each of them individually, as proxies for the undersigned, each with full power of substitution, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Dick’s Sporting Goods, Inc. (the “Company”), and hereby appoints Edward W. Stack as proxy for the undersigned, with full power of substitution, to represent and vote as designated on the reverse side, all of the shares of Class B Common Stock of the Company, held of record by the undersigned on April 16, 2007, at the Annual Meeting of Stockholders to be held on June 6, 2007, at 1:30 p.m., local time, at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF DICK’S SPORTING GOODS, INC. June 6, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. Approval of the Company’s Amended and Restated Employee Stock Purchase Plan. NOMINEES: FOR ALL NOMINEES O Emanuel Chirico O 3. In their discretion, the Proxies are authorized to vote upon such other business Walter Rossi O as may properly come before the meeting. WITHHOLD AUTHORITY Brian J. Dunn FOR ALL NOMINEES O Larry D. Stone This proxy is solicited on behalf of the Board of Directors of the Company. FOR ALL EXCEPT This proxy, when properly executed, will be voted in accordance with the (See instructions below) instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the Directors and “FOR” proposal 2. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.